Exhibit 4.4

Execution Version

MOMO TECHNOLOGY COMPANY LIMITED

THIRD AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

This THIRD AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT (the “Agreement”) is made as of May 15th, 2014 by and among Momo Technology Company Limited (the “Company”), the Investors listed on Schedule 1 attached to this Agreement (each an “Investor” and collectively the “Investors”), the Persons listed on Schedule 2(A) attached to this Agreement (each a “Founder” and collectively the “Founders”), the Persons listed on Schedule 2(B) attached to this Agreement (each a “Founder Holdco” and collectively the “Founder Holdcos”, and together with the Founders, the “Founder Parties”), Momo Technology HK Company Limited ( ) (the “HK Co”), Beijing Momo Technology Co., Ltd. ( ) (the “Domestic Company”), and Beijing Momo Information Technology Co., Ltd. ( ) (the “WFOE”). This Agreement shall be effective as to all parties as of the date hereof.

RECITALS

WHEREAS, the Company, the Investors (other than the Series D Investors), the Founders, the HK Co, the Domestic Company and the WFOE entered into a Second Amended and Restated Shareholders’ Agreement (the “Prior Shareholders’ Agreement”), dated October 8, 2013;

WHEREAS, the Company, the Series D Investors, the Founder Parties, the HK Co, the WFOE, and the Domestic Company entered into a Series D Preferred Share Purchase Agreement dated as of April 22, 2014 (the “Purchase Agreement”), pursuant to which each Series D Investor will purchase from the Company the corresponding number of Series D Preferred Shares as set forth on Schedule 1 attached to this Agreement; and

WHEREAS, the Purchase Agreement provides that the execution and delivery of this Agreement by the Parties shall be a condition precedent to the consummation of the transactions contemplated under the Purchase Agreement.

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.	DEFINITIONS.

For purposes of this Agreement, capitalized terms shall have the meanings set forth in Exhibit A attached hereto.

2.	REGISTRATION RIGHTS.

The registration rights of the Investors with respect to the Company and the rights and obligations of the Parties with respect to registration of the Company’s Ordinary Shares are set forth on Exhibit B attached hereto. The rights set forth in Exhibit B shall terminate upon the earlier of: (i) the date of the completion of a Liquidation Event, (ii) as to any Holder, when all Registrable Securities held by such Holder (together with any Affiliate of such Holder with whom such Holder must aggregate its sales under SEC Rule 144) could be sold without restriction under SEC Rule 144(k) within a ninety (90) day period, and (iii) the date that is five (5) years following the consummation of the Qualified IPO of the Company.

3.	INFORMATION RIGHTS.

3.1	Delivery of Financial Statements.

The Company shall deliver to the Investors:

(a)	as soon as practicable, but in any event within ninety (90) days after the end of each financial year of the Company, (i) an audited annual consolidated balance sheet as of the last day of such year; (ii) an audited consolidated income statement for such year; and (iii) an audited consolidated statement of cash flows for such year; such year-end financial statements to be in reasonable detail, prepared in accordance with US GAAP or IFRS, acceptable to the Investors and consistently applied and in each case setting forth in comparative form figures for the previous year and audited and certified by independent public accountants of internationally recognized standing selected by the Company with the approval of the Board of Directors, including the affirmative consent of at least one (1) AIL Director, one (1) Matrix Director, the Sequoia Director and the Yunfeng Director, and accompanied by a report and opinion thereon by such independent public accountants;

(b)	as soon as practicable, but in any event within thirty (30) days after the end of each quarter of each financial year of the Company, (i) an unaudited consolidated balance sheet as of the last day of such quarter; (ii) an unaudited consolidated income statement for such quarter; and (iii) an unaudited consolidated statement of cash flows for such quarter;

(c)	as soon as practicable, but in any event forty-five (45) days prior to the end of each financial year, a proposed budget and business plan for the next financial year to be submitted to the Board for approval (collectively, the “Budget”), prepared on a monthly basis including, revenues, expenses, cash position, balance sheets and sources and applications of funds statements (including any anticipated or planned capital expenditure or borrowings) for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company;

(d)	with respect to the financial statements called for in Sections 3.1 (a), (b) and (c) an instrument executed by the chief executive officer or the financial controller of the Company and certifying that such financials were prepared in accordance with US GAAP or IFRS, acceptable to the Investors and consistently applied with prior practice for earlier periods (with the exception, for unaudited statements, such statements may be subject to normal year-end audit adjustments and exclude all footnotes required by applicable accounting standard). Management shall also provide an analysis of results, highlighting notable events and a thorough explanation of any material differences between actual figures, on the one hand and figures for the prior year and figures presented in the Budget on the other hand;

(e)	such other information relating to the financial condition, business, prospects or corporate affairs of the Company as the Investors or any assignee of the Investors may from time to time reasonably request, provided, however, that the Company shall not be obligated under this Section 3.1(e) to (i) provide information which the Company reasonably deems in good faith to be a trade secret or similar confidential information or (ii) would adversely affect the attorney-client privilege between the Company and its counsel;

(f)	if for any period the Company shall have any Subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated Subsidiaries; and

(g)	notwithstanding anything else in this Section 3.1 to the contrary, the Company may cease providing the information set forth in this Section 3.1 during the period starting with the date that is sixty (60) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of the registration effecting the IPO, to the extent required under the applicable rules of the jurisdiction in which the registration statement (or similar application for listing of the Ordinary Shares) is to be filed; provided that the Company is actively employing its reasonable best efforts to cause such registration statement to become effective.

3.2	Inspection.

The Company and any other Group Company shall permit the Investors, at the Investors’ expense, to visit and inspect the Company or any other Group Company’s properties, to examine its books of account and records and to discuss the Company or any other Group Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be reasonably requested by the Investors; provided, that, the Investors shall inform the Company ten (10) days prior to the inspection; provided, however, that the Company and any other Group Company shall not be obligated pursuant to this Section 3.2 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information, or would adversely affect the attorney-client privilege between the Company or any other Group Company and its counsel.

3.3	U.S. Tax Matters.

(a)	The Company shall, upon the request of any U.S. Investor, (a) determine, with respect to such taxable year whether the Company (or any of its Affiliates) is a passive foreign investment company (“PFIC”) as described in Section 1297 of the United States Internal Revenue Code of 1986, as amended (the “Code”) (including whether any exception to PFIC status may apply) or is or may be classified as a partnership or branch for U.S. federal income tax purposes, and (b) provide such information reasonably available to the Company as any U.S. Investor may reasonably request to permit such U.S. Investor to elect to treat the Company and/or any such entity (including a Subsidiary of the Company) as a “qualified electing fund” (within the meaning of Section 1295 of the Code) (a “QEF Election”) for U.S. federal income tax purposes. The Company shall also, reasonably promptly upon request, obtain and provide any and all other information reasonably deemed necessary by the U.S. Investor to comply with the provisions of this Section 3.3(a). The Company shall, upon the request of any U.S. Investor, appoint an internationally reputable accounting firm acceptable to the U.S. Investor to prepare and submit its U.S. tax filings.

(b)	If a determination is made by the Company that the Company is a PFIC for a particular taxable year, then for such year and for each year thereafter, the Company shall also provide each known U.S. Investor within 60 days upon the request of such U.S. Investor with a completed “PFIC Annual Information Statement” as required by Treasury Regulation Section 1.1295-1(g) and any other information reasonably required by a U.S. Investor to comply with any reporting or other requirements in connection with the QEF Election.

(c)	The Company shall promptly provide the U.S. Investor with written notice if it (or any of its Subsidiaries) becomes aware that it is a controlled foreign corporation as described in Section 957 of the Code (“CFC”). The Company shall, upon the reasonable request of a U.S. Investor, furnish on a timely basis all information requested by the U.S. Investor to satisfy its U.S. federal income tax return filing requirements, if any, arising from its investment in the Company and relating to the Company or any Group Company’s classification as a CFC.

(d)	The Company, upon a reasonable request of any U.S. Investor, will comply and will cause its Subsidiaries to comply with all record-keeping, reporting, and other requests reasonably necessary for the Company and its Subsidiaries to allow such U.S. Investor to comply with any applicable U.S. federal income tax Law. The Company, will also provide any known U.S. Investor with any information reasonably requested to allow such U.S. Investor to comply with any applicable U.S. federal income tax Law (including but not limited to information relating to the transfer of any equity interests of the Company (or any Subsidiary) and the issuance or redemption by the Company (or any Subsidiary) of any equity interests).

(e)	The Company shall, if reasonably requested by a U.S. Investor, cooperate in determining whether it would be desirable, reasonable and appropriate for the Company and/or any Subsidiary to elect to be classified as a partnership or branch for U.S. federal income tax purposes and, if so, to take all reasonable steps to cause any such elections to be made, including by filing or by causing to be filed, Internal Revenue Service Form 8832 (or any successor form), and the Company shall not permit such election, once made, to be terminated or revoked without the written consent of the U.S. Investor; provided that the Company shall notify all U.S. Investors prior to the making of any such election.

(f)	The Company shall, and shall cause each Group Company to, timely and accurately file tax returns in each jurisdiction in which such returns are required to be filed.

(g)	All out-of-pocket expenses incurred by the Company or any Subsidiary, resulting from the affirmative requests of a U.S. Investor pursuant to Sections 3.3(a)-(f) above, shall be borne by the Company.

3.4	Termination of Information and Inspection.

The covenants set forth in Section 3.1 and Section 3.2 shall terminate and be of no further force or effect immediately prior to (i) the consummation of the sale of Ordinary Shares in the Company’s Qualified IPO, or (ii) upon a Liquidation Event, whichever event shall first occur.

3.5	Confidentiality.

(a)	The Investors agree that they will keep confidential and will not disclose, divulge or use for any purpose, other than to monitor its investment in the Company, any confidential information obtained from the Company pursuant to the terms of this Agreement, unless such confidential information (i) is known or becomes known to the public in general (other than as a result of a breach of this Section 3.5(a) by the Investors), (ii) is or has been independently developed or conceived by the Investors without use of the Company’s confidential information or (iii) is or has been made known or disclosed to the Investors by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that each Investor may disclose confidential information (a) to its legal advisers, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring their investment in the Company, (b) to any prospective investor of any Registrable Securities from such Investor as long as such prospective investor agrees to be bound by the provisions of this Section 3.5(a), (c) to any partner, member, shareholder, fund manager or wholly owned Subsidiary of such Investor or their respective Affiliates in such Investor’s ordinary course of business, or (d) as may otherwise be required by law, provided that such Investor takes reasonable steps to minimize the extent of any such required disclosure, and provided that such Investor ensures that all such Persons named above to whom such Investor discloses confidential information are bound by the same provisions of this Section 3.5(a).

(b)	The Company agrees that it will keep confidential and will not disclose, divulge or use for any purpose, other than for the discharge of its obligations under this Agreement, any confidential information obtained from the Investors pursuant to the terms of this Agreement, unless such confidential information (i) is known or becomes known to the public in general (other than as a result of a breach of this Section 3.5(b) by the Company), (ii) is or has been independently developed or conceived by the Company without use of the Investors’ confidential information or (iii) is or has been made known or disclosed to the Company by a third party without a breach of any obligation of confidentiality such third party may have to the Investors; provided, however, that the Company may disclose confidential information (a) to its legal advisers, accountants, consultants, and other professionals to the extent necessary for the discharge of their obligations under this Agreement, (b) to any Affiliate, partner, member, shareholder or wholly-owned Subsidiary of the Company in the ordinary course of business, or (c) as may otherwise be required by Law, provided that the Company takes reasonable steps to minimize the extent of any such required disclosure, and provided that the Company ensures that all such Persons named above to whom the Company discloses confidential information are bound by the same provisions of this Section 3.5(b).

4.	RIGHT OF FIRST OFFER.

4.1	Right of First Offer.

Subject to the terms and conditions specified in this Section 4.1 and applicable securities laws, in the event the Company proposes to offer or sell any Additional Equity Securities, the Company shall first make an offering of such Additional Equity Securities (the “Offered Securities”) to the Founder Holdcos and the Investors (the “Offerees”) in accordance with the following provisions of this Section 4.1. Any Offeree shall be entitled to apportion the right of first offer hereby granted to it among their partners, members and Affiliates in such proportions as it deems appropriate.

(a)	The Company shall deliver a notice, in accordance with the provisions of Section 8.4 hereof, (the “Offer Notice”) to the Offerees stating (i) its bona fide intention to offer such Offered Securities, (ii) the number of such Offered Securities to be offered to the Offerees, and (iii) the price and terms, if any, upon which it proposes to offer such Offered Securities.

(b)	By written notification received by the Company, within twenty (20) calendar days after mailing of the Offer Notice, each Offeree may elect to purchase or obtain its pro-rata share of the Offered Securities, at the price and on the terms specified in the Offer Notice. For purpose of this Section 4.1(b), the “pro-rata share” shall be the ratio of (a) the number of Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by such Offeree, bearing to (b) the total number of Ordinary Shares of the Company (calculated on a fully-diluted and as-converted basis) then outstanding immediately prior to the issuance of Additional Equity Securities. The Company shall promptly, in writing, inform each Offeree that elects to purchase all the shares available to it (each, a “Fully-Exercising Holder”) of any other Offeree’s failure to do likewise. During the ten (10) day-period commencing immediately after receipt of such information, each Fully-Exercising Holder shall be entitled to obtain that portion of the Offered Securities for which any of the Offerees were entitled to subscribe but which were not subscribed for by the Offerees which is equal to the proportion calculated by dividing the number of Ordinary Shares issued and held, or issuable upon conversion of Preferred Shares then held by such Fully-Exercising Holder by the total number of Ordinary Shares issued and held, or issuable upon conversion of the Preferred Shares then held by all Fully-Exercising Holders who wish to purchase such unsubscribed Offered Securities.

(c)	If all Offered Securities referred to in the Offer Notice are not elected to be purchased or obtained as provided in Section 4.1(b) hereof, the Company may, during the ninety (90) day period following the expiration of the period provided in Section 4.1(b) hereof, offer the remaining unsubscribed portion of such Offered Securities (collectively, the “Refused Securities”) to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the Offered Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Offered Securities shall not be offered to any Person unless first reoffered to the Offerees in accordance with this Section 4.1.

(d)	The right of first offer set forth in this Section 4.1 may not be assigned or transferred except that such right is assignable by an Investor to any Affiliate of such Investor.

4.2	Termination.

The provisions of this Section 4 shall terminate upon the earlier of: (a) the consummation of a Qualified IPO or (b) upon a Liquidation Event.

5.	BOARD COMPOSITION AND VOTING MATTERS.

5.1	Board Composition.

Each Shareholder agrees to vote all of his, her or its Shares in the Company (whether now owned or hereafter acquired or which the Shareholder may be empowered to vote), from time to time and at all times, in whatever manner shall be necessary to ensure that at each annual or special meeting of shareholders at which an election of directors is held or pursuant to any written consent of the shareholders, the following persons shall be elected to the Board:

(a)	AIL shall be entitled to nominate and elect two (2) directors of the Board of the Company (the “AIL Directors”), initially to be Hongping Zhang and Yongming Wu.

(b)	Matrix shall be entitled to nominate and elect two (2) directors of the Board of the Company (the “Matrix Directors”), initially to be David Ying Zhang and Harry Man.

(c)	Sequoia shall be entitled to nominate and elect one (1) director of the Board of the Company (the “Sequoia Director”), initially to be Nanpeng Shen.

(d)	Yunfeng shall be entitled to nominate and elect one (1) director of the Board of the Company (the “Yunfeng Director”), initially to be Feng Yu.

(e)	Tang Yan, one of the holders of Ordinary Shares, shall be entitled to elect three (3) directors of the Board of the Company (the “Ordinary Share Directors”), initially to be Tang Yan, Yong Li and Sichuan Zhang, and Tang Yan shall have five (5) votes for each of the matters submitted to the Board of Directors.

(f)	Tiger shall be entitled to appoint one (1) observer (the “Board Observer”) of the Board of the Company. The Board Observer shall have the right to (i) receive any notices, documents and information that the Company delivers to the members of the Board and (ii) attend and speak at meetings of the Board.

5.2	Size of the Board; Subsidiaries.

Each Shareholder agrees to vote all of its Shares from time to time and at all times, in whatever manner shall be necessary to ensure that the size of the Board shall be set at nine (9) directors. It is further agreed that, upon request of the Investors and to the extent legally feasible, the Investors shall be entitled to appoint the same number of directors to any Subsidiaries of the Company (other than the Domestic Company) as determined in accordance with Section 5.1. The Company and the Founder Parties shall procure that such nominee(s) are appointed to the relevant boards of directors.

5.3	Removal of Board Members.

Each Shareholder also agrees to vote all of his, her or its Shares from time to time and at all times in whatever manner as shall be necessary to ensure that (i) no director elected pursuant to Section 5.1 of this Agreement may be removed from office unless (A) such removal is directed or approved by the affirmative vote of the holders of fifty percent (50%) or more of the shares entitled under Section 5.1 to designate that director or (B) the person(s) or entity(ies) originally entitled to designate or approve such director or occupy such Board seat pursuant to Section 5.1 is no longer so entitled to designate or approve such director or occupy such Board seat; and (ii) any vacancies created by the resignation, removal or death of a director elected pursuant to Section 5.1 shall be filled pursuant to the provisions of Section 5.1. All Shareholders agree to execute any written consents required to effectuate the obligations of this Agreement, and the Company agrees at the request of any Shareholder entitled to designate directors to call a special meeting of shareholders for the purpose of electing directors.

5.4	Drag-Along Right. In the event that at any time following the Closing, (x) the Majority Preferred Holders, (y) the Majority Ordinary Holders and (z) in the case of any Sale of the Company (as defined below) where the valuation of the Company is not greater than US$2,100,000,000, holders of a majority of the Series D Preferred Shares, approve either: (A) a transaction or series of related transactions in which a Person, or a group of related Persons, acquires all or substantially all of the equity or assets or undertaking of the Company, or (B) a transaction that qualifies as a Liquidation Event (such events described in subsections (A) and (B) are referred to in this Agreement as a “Sale of the Company”), then each Shareholder hereby agrees with respect to all Shares that he, she or it holds and any other Company securities over which he, she or it otherwise exercises dispositive power:

(a)	in the event the Sale of the Company requires the approval of shareholders, (a) if the matter is to be brought to a vote at a shareholder meeting, after receiving proper notice of any meeting of shareholders of the Company to vote on the approval of a Sale of the Company, to be present, in person or by proxy, as a holder of Shares, at all such meetings and be counted for the purposes of determining the presence of a quorum at such meetings; and (b) to vote (in person, by proxy or by action by written consent, as applicable) all Shares in favor of such Sale of the Company and in opposition of any and all other proposals that could reasonably be expected to delay or impair the ability of the Company to consummate such Sale of the Company;

(b)	in the event that the Sale of the Company is to be effected by the sale of Shares held by another Shareholder (the “Selling Shareholder”), should be obliged to sell all shares of the Company beneficially held by such Shareholder (or in the event that the Selling Shareholder is selling fewer than all of its shares held in the Company, shares in the same proportion as the Selling Shareholder is selling) to the person to whom the Selling Shareholder propose to sell its shares, for the same per-share consideration (on an as-converted basis) and on the same terms and conditions as the Selling Shareholder, except that the Shareholder will not be required to sell its shares unless the liability for indemnification, if any, of the Shareholder in such Sale of the Company is several, not joint, and is pro rata in accordance with the Shareholder’s relative share ownership of the Company, and will not exceed the consideration payable to the Shareholder, if any, in such transaction (except in the case of potential liability for fraud or willful misconduct by the Shareholder);

(c)	to refrain from exercising any dissenters’ rights or rights of appraisal under applicable Law at any time with respect to such Sale of the Company;

(d)	to execute and deliver all related documentation and take such other action in support of the Sale of the Company as shall reasonably be requested by the Company; and

(e)	not to deposit, and to cause their Affiliates not to deposit, except as provided in this Agreement, any voting securities owned by such Party or Affiliate in a voting trust or subject any such voting securities to any arrangement or agreement with respect to the voting of such securities, unless specifically requested to do so by the acquiror in connection with a Sale of the Company.

5.5	Increase in Authorized Capital.

Each Shareholder agrees to vote all of its Shares from time to time and at all times, in whatever manner shall be necessary to authorize an increase in the authorized number of shares of the Company so that there will be sufficient Ordinary Shares available for conversion of all of the then-outstanding Preferred Shares at any time that an adjustment to the relevant conversion price with respect to the Preferred Shares is made under the Articles.

5.6	Specific Enforcement.

Each Shareholder acknowledges and agrees that each Party hereto will be irreparably damaged in the event any of the provisions of this Section 5 are not performed by the Shareholder in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each of the Company and the Shareholders shall be entitled to an injunction to prevent breaches of this Section 5 and to specific enforcement of this Section 5 and its terms and provisions in any action instituted in any court of competent jurisdiction, in addition to any other remedy to which the Parties may be entitled at law or in equity. Each of the Parties to this Agreement hereby consents to personal jurisdiction in any such action brought in the courts of Hong Kong.

5.7	Term.

The provisions of this Section 5 shall be effective as of the date hereof and shall continue in effect until and shall terminate upon the earlier to occur of (a) the consummation of a Qualified IPO, or (b) a Liquidation Event; provided, however, that the provisions of Section 5.6 shall survive until the Investors have converted all of their Preferred Shares into Ordinary Shares.

6.	RIGHT OF FIRST REFUSAL, CO-SALE AND RESTRICTIONS ON SALE.

6.1	Restrictions on Transfer.

(a)	Transfer of Shares.

Subject to Section 6.6, any proposed assignment, sale, offer to sell, pledge, mortgage, hypothecation, encumbrance, disposition of or any other like transfer or encumbering, through one or a series of transactions, of any interest in any Shares now or hereafter owned or held by a Shareholder, either directly or indirectly (in each case, a “Proposed Transfer”) shall be made in compliance with the terms of this Section 6. For avoidance of doubt, any change in the equity interest of a non-Investor Shareholder that is an entity, including without limitation as a result of (i) the issuance or redemption by such non-Investor Shareholder of any portion of its outstanding shares or equity, or (ii) a transfer of such non-Investor Shareholder’s equity by its equity holder, shall constitute a “Proposed Transfer” for purposes of this Agreement.

(b)	Prohibition on Transfer of Ordinary Shares.

In addition to the restrictions set forth in Sections 6.2 and 6.3, from the date hereof until the earlier of (i) the date that is thirty-six (36) months following the Closing and (ii) the consummation of a Qualified IPO, each of the Founder Holdcos agrees and undertakes to the Investors that it will not sell, assign, pledge, hypothecate, encumber or otherwise transfer any Ordinary Shares of the Company and each of the Founders agrees and undertakes to the Investors that it will not dilute any beneficial ownership, control and discretion over any Ordinary Shares of the Company, either directly or through the Founder Holdco legally and beneficially owned by such Founder, without an affirmative vote by at least two thirds (2/3) of the Directors (including at least one (1) AIL Director, one (1) Matrix Director, the Sequoia Director and the Yunfeng Director). Notwithstanding the foregoing but subject to compliance by a prospective transferee with the requirements of Section 8.10(b), the restrictions on transfer set forth in this Section 6 shall not apply to

(i)	a transfer in connection with a Sale of the Company as provided in Section 5.4;

(ii)	an exempt transfer that meets the requirements set forth in Section 6.6.

For avoidance of doubt, any proposed direct or indirect transfer by a Founder of an equity interest in any Ordinary Shares, including without limitation any transfer or issuance of an equity interest in the Founder Holdco legally and beneficially owned by such Founder, shall constitute a transfer for purposes of this Section 6.1(b).

6.2	Right of First Refusal.

(a)	Grant.

Subject to the provisions of the Companies Act and any other applicable Law, each Shareholder (each a “Transferor”) hereby unconditionally and irrevocably grants to the other non-transferring Shareholders (each an “Eligible Holder”) a right of first refusal (the “Right of First Refusal”) to purchase its pro-rata share of the Shares to be included in a Proposed Transfer (the “Transfer Shares”) at the same price and on the same terms and conditions as those offered to the proposed transferee (the “Prospective Transferee”); provided, however, that the shareholding percentage of AIL in the Company after exercising its Right of First Refusal shall be no more than 25% (calculated on a fully-diluted and as-converted basis). In the event that the shareholding percentage of AIL in the Company shall be in excess of 25% (calculated on a fully-diluted and as-converted basis) solely due to exercising its Right of First Refusal under this Section 6.2(a), prior consent from Tang Yan shall be required. For purpose of this Section 6.2(a), the “pro-rata share” shall be the ratio of (i) the number of Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by each Eligible Holder, to (ii) the total number of Ordinary Shares of the Company (calculated on a fully-diluted and as-converted basis) held by all Eligible Holders immediately prior to the Proposed Transfer. Each Eligible Holder shall be entitled to apportion the Right of First Refusal granted to it under this Section 6.2 among its partners, members and Affiliates in such proportions as it deems appropriate. In the event of a conflict between this Agreement and any other agreement that may have been entered into by a Shareholder with the Company that contains a preexisting right of first refusal, the terms of this Agreement shall control and the preexisting right of first refusal shall be deemed satisfied by compliance with this Section 6.2(a).

(b)	Notice.

Each Transferor must deliver a notice (the “Proposed Transfer Notice”) to the Company and the Eligible Holders not later than forty-five (45) days prior to the proposed closing date of such Proposed Transfer as set forth in the Proposed Transfer Notice. Such Proposed Transfer Notice shall contain the material terms and conditions of the Proposed Transfer, amount of Shares proposed to be transferred, the proposed closing date of such Proposed Transfer and the identity of the Prospective Transferee.

(c)	To exercise its respective Right of First Refusal, an Eligible Holder must deliver a notice (an “Exercise Notice”) to the Transferor and the Company within ten (10) days (the “Investor Notice Period”) after receipt of the Proposed Transfer Notice. Such right shall at all times be exercised in accordance with the provisions of the Companies Act and any other applicable Laws. Failure by an Eligible Holder to give notice within the Investor Notice Period shall be deemed to constitute a decision by the Investor not to exercise its Right of First Refusal.

(d)	Undersubscription of Transfer Shares.

If any Eligible Holder does not elect to exercise its Right of First Refusal in full pursuant to Section 6.2(a) by the end of the Investor Notice Period, then the Company shall, immediately after the expiration of the Investor Notice Period, send written notice (the “Undersubscription Notice”) to those Eligible Holders who fully exercised their Right of First Refusal pursuant to Section 6.2(a) within the Investor Notice Period (the “Exercising Eligible Holders”). Each Exercising Eligible Holders shall have an additional option to purchase all or any part of such unsubscribed Transfer Shares (the “Unsubscribed Shares”) on the terms and conditions set forth in the Proposed Transfer Notice. To exercise such option, an Exercising Eligible Holder must deliver a written notice to the Transferor and the Company within ten (10) days after the receipt of the Undersubscription Notice. In the event two or more Exercising Eligible Holders choose to exercise the last-mentioned option for a total number of Shares in excess of the Unsubscribed Shares, the Unsubscribed Shares shall be allocated to the Exercising Eligible Holders pro rata based on the number of Shares such Exercising Eligible Holders have elected to purchase. If all Transfer Shares are purchased in full by the Exercising Eligible Holders, the Company shall immediately notify all of the Eligible Holders of that fact.

(e)	Consideration; Closing.

If the consideration proposed to be paid for the Transfer Shares is in property, services or other non-cash consideration, the fair market value of the consideration shall be determined in good faith by the Board. If any Eligible Holder cannot, for any reason, pay for the Transfer Shares, in the same form of non-cash consideration, such Eligible Holder may pay the cash value equivalent thereof, as determined by the Board. The closing of the purchase of the Transfer Shares by the Eligible Holder shall take place, and all payments from the Eligible Holders shall have been delivered to the Transferor, by the later of (i) the date specified in the Proposed Transfer Notice as the intended closing date of the Proposed Transfer and (ii) forty-five (45) days after delivery of the Proposed Transfer Notice.

6.3	Right of Co-Sale.

(a)	If any Transfer Shares subject to a Proposed Transfer are not purchased pursuant to Section 6.2 above (the “Co-Sale Eligible Shares”), each Eligible Holder who has not exercised its rights under Section 6.2 (each, a “Co-Sale Eligible Holder”) may elect to exercise its right of co-sale (a “Right of Co-Sale”) and participate on a pro-rata basis in the Proposed Transfer on the same terms and conditions specified in the Proposed Transfer Notice. To exercise its Right of Co-Sale, the Co-Sale Eligible Holder must give the Transferor and the Company written notice to that effect within fifteen (15) calendar days (the “Co-Sale Period”) after receiving the Proposed Transfer Notice as provided in Section 6.2(b), and upon giving such notice the Co-Sale Eligible Holder shall be deemed to have effectively exercised its respective Right of Co-Sale.

(b)	Each Co-Sale Eligible Holder, by timely exercising its Right of Co-Sale (each Co-Sale Eligible Holder exercising its Right of Co-Sale, an “Exercising Co-Sale Holder”), may include in the Proposed Transfer all or any part of its Shares not to exceed the product obtained by multiplying (i) the aggregate number of Co-Sale Eligible Shares by (ii) a fraction, the numerator of which is the number of Shares owned by such Exercising Co-Sale Holder immediately before consummation of the Proposed Transfer and the denominator of which is the total number of Shares owned by the Transferor and all Exercising Co-Sale Holders immediately prior to the consummation of the Proposed Transfer. To the extent that one or more of the Co-Sale Eligible Holders exercises such right of participation in accordance with the terms and conditions set forth herein, the number of Co-Sale Eligible Shares that the Transferor may sell in the Proposed Transfer shall be correspondingly reduced.

(c)	The sale of the Co-Sale Eligible Shares and remaining Transfer Shares shall occur within twenty-five (25) calendar days from the beginning of the Co–Sale Period (the “Co-Sale Closing”). An Exercising Co-Sale Holder shall effect its participation in the Proposed Transfer by delivering to the Transferor at the Co-Sale Closing one or more share certificate(s) together with other necessary documents required by the registered agent of the Company for a share transfer to the Prospective Transferee, which share certificate(s) shall represent:

(i)	the number of Ordinary Shares that such Exercising Co-Sale Holder elect to include in the Proposed Transfer; or

(ii)	the number of the Preferred Shares that are at such time convertible into the number of Ordinary Shares that such Exercising Co-Sale Holder elects to include in the Proposed Transfer; provided, however, that if the Prospective Transferee objects to the delivery of convertible Preferred Shares in lieu of Ordinary Shares, such Exercising Co-Sale Holder shall first convert the Preferred Shares into Ordinary Shares and deliver Ordinary Shares as provided above. The Company agrees to make any such conversion concurrent with and contingent upon the actual transfer of such shares to the Prospective Transferee.

(d)	The terms and conditions of any sale pursuant to this Section 6.3 will be contained in, and governed by, a written purchase and sale agreement with customary terms and provisions for such a transaction.

(e)	The securities to be sold by the Transferor and the Exercising Co-Sale Holders pursuant to this Section 6.3 will be transferred to the Prospective Transferee against payment therefor pursuant to the terms and conditions specified in the Proposed Transfer Notice and the purchase and sale agreement set forth in Section 6.3(d), and the Transferor shall remit to each Exercising Co-Sale Holders of the sale proceeds to which such Exercising Co-Sale Holders is entitled by reason of its participation in such sale. If any Prospective Transferee refuses to purchase securities subject to the Right of Co-Sale from any Exercising Co-Sale Holder, no Transferor may sell any Transfer Shares to such Prospective Transferee unless and until, simultaneously with such sale, such Transferor purchases all securities subject to the Right of Co-Sale from such Exercising Co-Sale Holders.

(f)	For avoidance of doubt, the Right of Co–Sale shall not apply with respect to Transfer Shares sold or to be sold to the Eligible Holders under the Right of First Refusal in Section 6.2.

6.4	Proposed Transfer—Compliance Period.

If any Proposed Transfer is not consummated within seventy-five (75) days after receipt of the Proposed Transfer Notice by the Company and the Eligible Holders, the Transferor proposing to make a Proposed Transfer may not sell any Transfer Shares unless such Transferor complies in full with each provision of this Section 6. The exercise or election not to exercise any right by the Investors hereunder shall not adversely affect its right to participate in any other sales of Transfer Shares subject to this Section 6.

6.5	Effect of Failure to Comply.

(a)	Any Proposed Transfer not made in compliance with the requirements of this Agreement (including without limitation this Section 6) shall be null and void ab initio, shall not be recorded on the books or register of the Company or its transfer agent and shall not be recognized by the Company. Each Party hereto acknowledges and agrees that any breach of this Agreement would result in substantial harm to the other Parties hereto for which monetary damages alone could not adequately compensate. Therefore, the Parties hereto unconditionally and irrevocably agree that any non-breaching Party hereto shall be entitled to seek protective orders, injunctive relief and other remedies available at law or in equity (including, without limitation, seeking specific performance or the rescission of purchases, sales and other transfers of Shares not made in strict compliance with this Agreement).

(b)	If any Founder becomes obligated to sell any Shares to the Company under this Agreement and fails to deliver such Shares in accordance with the terms of this Agreement, the Company may, at its option, in addition to all other remedies it may have, send to such Founder the purchase price for such Shares as is herein specified and cancel on its books or registers the certificate or certificates representing the Shares to be sold.

(c)	If any Founder purports to sell any Shares in contravention of the Right of Co-Sale (a “Prohibited Transfer”), the Investors, in addition to such remedies as may be available by law, in equity or hereunder, is entitled to require such Transferor to purchase Shares from the Investors, as provided below, and such Transferor will be bound by the terms of such option. If a Transferor makes a Prohibited Transfer, the Investors, upon timely exercise of their Right of Co-Sale under Section 6.3, may require such Transferor to purchase from the Investors the type and number of Shares that the Investors would have been entitled to sell to the Prospective Transferee under Section 6.3 had the Prohibited Transfer been effected pursuant to and in compliance with the terms of Section 6.3. The sale will be made on the same terms and subject to the same conditions as would have applied had the Transferor not made the Prohibited Transfer, except that the sale (including, without limitation, the delivery of the purchase price) must be made within ninety (90) days after the Investors learn of the Prohibited Transfer, as opposed to the timeframe prescribed in Section 6.3. Such Transferor shall also reimburse the Investors for any and all fees and expenses, including legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Investors’ rights under Section 6.3.

6.6	Exempt Transfers.

Notwithstanding the foregoing or anything to the contrary herein, the provisions of Section 6.1(b), Section 6.2 and Section 6.3 shall not apply: (i) to a repurchase of Shares from a Transferor by the Company at a price no greater than that originally paid by such Transferor for such Shares and pursuant to an agreement containing vesting and/or repurchase provisions approved by a majority of the Board, (ii) in the case of a Transferor that is a natural person, upon a transfer of Shares by such Transferor, either during his or her lifetime or on death by will or intestacy, to his or her Immediate Family Members or any other relatives approved by the Board of the Company, or any custodian or trustee for the account of a Transferor or a Transferor’s Immediate Family Members, (iii) the sale of any Shares to the public in a Qualified IPO or in connection with a Sale of the Company, or (iv) subject to Section 7.3(b)(i), any transfer of Shares by an Investor to its Affiliate.

6.7	Transfer upon Early Termination of Employment

Each Founder hereby confirms and agrees that, in the event such Founder’s employment or consulting relationship with the Company is terminated before April 17, 2015, such Founder shall forfeit 50% of his beneficial equity interest in the Company by transferring 50% of the Ordinary Shares held by the Founder Holdco which is legally and beneficially owned by such Founder to the Company at a price of USD0.0001 per share or such lowest price permitted under applicable Law. In the event such Founder’s employment or consulting relationship with the Company is terminated after April 17, 2015 but before April 17, 2016, such Founder shall forfeit25% of his beneficial equity interest in the Company by transferring 25% of the Ordinary Shares held the Founder Holdco legally and beneficially owned by such Founder to the Company for a price of USD0.0001 per share or such lowest price permitted under applicable Law. For purpose of this Section 6.7, the calculation of number of Ordinary Shares to be transferred pursuant to this Section 6.7 shall be based on the aggregate number of Ordinary Shares held by each Founder Holdco immediately after the Closing. Nothing in this Section 6.7 shall be deemed to limit any rights or remedies available to the Company or any of the Investors in connection with any employment, consulting, service or other agreement entered into by a Founder or Founder Holdco.

6.8	Term.

The provisions of this Section 6 (other than Section 6.7) shall terminate upon the earlier of (i) the consummation of a Qualified IPO and (ii) the occurrence of a Liquidation Event.

7.	ADDITIONAL COVENANTS.

7.1	Share Incentive Plan.

Unless approved by the Board, all officers, directors, employees and consultants of the Company who shall purchase, or receive options to purchase, shares of the Company under the share incentive option plan adopted by the Company’s shareholders on November 1, 2012, as amended and restated on October 9, 2013 (the “Share Plan”) under which the Company may reserve not more than 44,758,220 Ordinary Shares (the “Plan Share Limit”) for issuance to its officers, directors, employees and consultants shall be required to execute share purchase or option agreements providing for (i) vesting of shares over not less than a four-year period with the first twenty five percent (25%) of such shares vesting following twelve (12) months of continued employment or services, and the remaining shares vesting in equal monthly installments over the following thirty-six (36) months, and (ii) a one-hundred eighty (180) day lockup period in connection with the Company’s Qualified IPO. The Company shall retain a “right of first refusal” on employee transfers until the Company’s Qualified IPO and the right to repurchase unvested shares at cost.

Without the approval of the holders representing at least eighty-five percent (85%) of the then outstanding Preferred Shares (voting together as a single class on an as-converted basis), the Company shall not (i) grant any option or other equity-based awards to any person with the underlying Shares representing 0.5% or more of the total share capital of the Company on a single basis, (ii) grant any option or other equity-based awards to any person with the underlying Shares representing 1% or more of the total share capital of the Company on a cumulative basis; or (iii) grant any option or other equity-based awards to any person that is not in standard terms of the employee share option plans with respect to the vesting schedule, the exercise price or any other aspects. Notwithstanding anything contained herein to the contrary, without the approval of each of the Investors, the Company shall not (i) increase the Plan Share Limit or (ii) approve any new equity-based compensation plan or any bonus or incentive plan.

Schedule 4 sets forth the capitalization of the Company immediately following the Closing including the number of shares of the following: (i) issued and outstanding Ordinary Shares, including, with respect to restricted Ordinary Shares (if any), vesting schedule and repurchase price; (ii) Ordinary Shares reserved for issuance under the Share Plan; (iii) each series of Preferred Shares; and (iv) warrants or stock purchase rights, if any.

7.2	Publicity. Without the prior written consent of AIL, each of the Group Companies, each of the holders of Ordinary Shares, and each Investor (other than AIL) shall not, and each foregoing Person shall cause any of its Affiliates to not, (i) use in advertising, publicity, announcements, or otherwise, the name of AIL or any Affiliate of AIL, including without limitation,
“ ” (Chinese equivalent for “Alibaba”), “ ”(Chinese equivalent for “Taobao”), “ ” (Chinese equivalent for “Ali”), “ ” (Chinese brand for “AliExpress”), “ ” (Chinese equivalent for “Tao”), “ ” (Chinese equivalent for “Tmall”), “ ” (Chinese equivalent for “eTao”), “ ” (Chinese equivalent for “Juhuasuan”), “ ” (Chinese equivalent for “Alimama ” ), “ ” (Chinese equivalent for “Aliyun”), “ OS” (Chinese equivalent for “YunOS”), “ ” (Chinese brand for “HiChina”), “ ” (Chinese equivalent for “Koubei’), “ ” (Chinese equivalent for “Xiami”), “ ” (Chinese brand for “Alipay”), “ ” (Chinese equivalent for “Xiao Wei Jin Fu”), “1688”, “ ” (Chinese equivalent for “ Laiwang ” ), “Alibaba ” , Taobao ” , “ Ali ” , “AliExpress”, “Tao”, “Tmall”, “eTao”, “Juhuasuan”, “Alimama”, “Aliyun”, “YunOS”, “HiChina”, “Koubei”, “Xiami”, “Alipay”, “Xiao Wei Jin Fu”, “Laiwang”, the associated devices and logos of the above brands (including the smiling face device of Alibaba Group, cow device of Alibaba.com, ant device of Taobao, Tao doll device of Taobao, cat device of Tmall, Juxiaomeng device of Juhuasuan, lion device of Alipay and Zhixiaobao device of Alipay), or any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned or used by AIL or any of its Affiliates, or (ii) represent, directly or indirectly, that any product or services provided by any Group Company has been approved or endorsed by AIL or any of its Affiliates. Without the prior written consent of GIC Special Investments Pte Ltd., each of the Group Companies, each of the holders of Ordinary Shares, and each Investor (other than SC China Growth III Co-Investment 2014-A, L.P.) shall not, and each foregoing Person shall cause any of its Affiliates to not, (i) use in advertising, publicity, announcements, or otherwise, the name of GIC Private Limited (or any Affiliate thereof), including without limitation, “GIC”, “GIC Special Investments”, “GIC Private”, “SC China Growth III Co-Investment 2014-A, L.P.” or any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned or used by GIC Private Ltd. or any of its Affiliates, or (ii) represent, directly or indirectly, that any product or services provided by any Group Company has been approved or endorsed by GIC Private Ltd. or any of its Affiliates. The rights and obligations of each Group Company and each Shareholder under this Section 7.2 shall survive the termination of this Agreement.

7.3	Protective Provisions.

(a)	In addition to any other vote or consent required elsewhere in the Articles or by any applicable statute, each Group Company shall not, and each holder of Ordinary Shares shall procure that each Group Company does not, directly or indirectly, (1) without the approval of the holders holding at least eighty-five percent (85%) of the then outstanding Preferred Shares (excluding Preferred Shares held by AIL, and voting together as a single class on an as-converted basis), which approval shall not be unreasonably withheld, take any of the actions under the subsections (i), (ii), (iii), (iv), (v), (xi), (xiv), (xv), (xvii), (xix) and (xx) below; and (2) without the approval of the holders holding at least eighty-five percent (85%) of the then outstanding Preferred Shares (including Preferred Shares held by AIL, and voting together as a single class on an as-converted basis), which approval shall not be unreasonably withheld, take any of the actions under the subsections (vi), (vii), (viii), (ix), (x), (xii), (xiii), (xvi) and (xviii) below:

(i)	cease to conduct or substantially change the business of the Company and/or any Group Company, as such business is normally conducted, or deviate from the business plan previously approved by the Board of Director of the Company;

(ii)	sell or dispose of the whole or substantial part of the undertaking goodwill or the assets of the Company and/or any Group Company;

(iii)	increase, reduce or cancel the authorized or issued share capital of the Company and/or any Group Company or issue, allot, purchase or redeem any shares or securities convertible into or carrying a right of subscription in respect of shares or any share warrants or grant or issue any options rights or warrants, which may require the issue of shares in the future or do any act which has the effect of diluting or reducing the effective shareholding of any Investor in the Company (with the exception of any shares issued upon conversion of the Preferred Shares);

(iv)	make any distribution of profits amongst the shareholders by way of dividend, (interim and final) capitalization of reserves or otherwise;

(v)	appoint or settle the terms of appointment of the chief executive officer (except for appointing Tang Yan as the chief executive officer of the Company and/or any Group Company), the chief operative officer and the chief technology officer of the Company and/or any Group Company;

(vi)	approve or amend the employee share option plans or approve any new equity-based compensation plan or any bonus or incentive plan;

(vii)	select or change the external auditor, or make any material changes to the accounting policies or change the financial year of the Group Companies;

(viii)	invest in or acquire any other Person, or any assets, business, business organization or division of any other Person in an amount in excess of US$1,500,000 in a single transaction, or US$3,000,000 in a series of related transactions, or form any new subsidiary of any Group Company;

(ix)	create, incur or authorize the creation of any debt (including without limitation the issuance of any debt securities) if the Group’s aggregate indebtedness would exceed US$1,000,000, or guarantee any indebtedness, except for trade accounts of the Group Companies arising in the ordinary course of business;

(x)	create any liens over assets to serve any indebtedness otherwise permitted or previously approved pursuant to paragraph (ix) above;

(xi)	make any loan or advance in an amount in excess of US$500,000 other than trade credit given in the ordinary course of business, except to wholly-owned subsidiaries of the Company;

(xii)	sell, transfer, license out (other than non-exclusive license granted in the ordinary course of business), pledge or encumber technology or intellectual property;

(xiii)	purchase any real property;

(xiv)	pass any resolution for the winding up of the Company and /or any Group Company or undertake any merger, reconstruction or liquidation exercise concerning the Company and/or any Group Company or apply for the appointment of a receiver, manager or judicial manager or like officer;

(xv)	make any alteration or amendment to the memorandum and articles of association of the Company or any of the Group Companies (provided however that with respect to the memorandum and articles of association of the Domestic Company, only the alteration or amendment related to the items listed in this Section 7.3(a) shall require the approval of the Investors in accordance with this Section 7.3(a));

(xvi)	approve, extend or amend any transaction or agreement which is in an amount in excess of US$1,000,000 in a single transaction, or US$3,000,000 in a series of related transactions, with a Shareholder, director, officer, employee or Affiliate of any Group Company or any relative thereof, except pursuant to the Company’s employee share option plans, provided however that, any connected transaction or agreement which is not in an amount in excess of US$1,000,000 shall be fully disclosed to the Investors and shall be arm’s length transaction;

(xvii)	make any equity investments in any other companies in excess of US$1,500,000 in a single transaction, or US$3,000,000 in a series of related transactions, or the establishment of any brands for companies other than the Group Companies;

(xviii)	enter into any joint venture or partnership of which the total investment amount is in excess of US$1,500,000 in a single transaction, or US$3,000,000 in a series of related transactions, other than any strategic alliance not involving any equity or equity-related investment;

(xix)	dispose or dilute the Company’s interest, directly or indirectly, in any of the Group Company including but not limited to by way of amending or terminating the Restated Control Documents;

(xx)	approve any transfer of shares in the Company or any of the Group Company; or

(xxi)	authorize, agree or undertake to do any of the foregoing.

Actions under subsection (xxi) shall require the approval of the holders holding at least eighty-five percent (85%) of the then outstanding Preferred Shares (including Preferred Shares held by AIL, and voting together as a single class on an as-converted basis) if the subject matter is related to the matters listed in subsections (vi), (vii), (viii), (ix), (x), (xii), (xiii), (xvi) and (xviii), otherwise, actions under the subsection (xxi) shall require the approval of the holders holding at least eighty-five percent (85%) of the then outstanding Preferred Shares (excluding Preferred Shares held by AIL, and voting together as a single class on an as-converted basis).

(b)	In addition to any other vote or consent required elsewhere in the Articles or by any applicable statute, each Group Company shall not, and the Company shall procure that each Group Company does not, directly or indirectly, without AIL’s approval, take any of the following actions:

(i)	Issue, sell, transfer or otherwise dispose of, directly or indirectly, any equity securities, security convertible into or exercisable for any equity securities, assets or good will of any Group Company to, or merge, amalgamate or consolidate any Group Company with or into Tencent Holdings Limited, or any Person controlled by Tencent Holdings Limited (the “Tencent Group”) (notwithstanding any provision to the contrary in the opening paragraph of this Section, AIL has the absolute right to withhold its approval of the actions set forth in this subsection (i) for any reason whatsoever; it being understood that, solely for purposes of this Section 7.3(b)(i), “control” refers to management rights, ownership of more than 50% of equity or voting rights.

(ii)	Notwithstanding the foregoing, in the event that Tencent Group enters into a written term sheet or other similar document (the “Tencent Offer”) with the Company through bona fide negotiations for a Sale of the Company, pursuant to which, the Company has received a non-refundable deposit (unless to be otherwise refunded in the form of the Tencent Indemnification under the second paragraph of this Section) in an amount of no less than 2.5% of the total consideration of the transaction under the Tencent Offer (the “Tencent Deposit”), the Company shall deliver a written notice to AIL, describing material terms of Tencent Offer, with a copy of the executed Tencent Offer (the “Sale Notice”) and bank statement or other evidence on receipt of the Tencent Deposit (the “Evidence of Receipt”). AIL shall have the right of first refusal to purchase all such equity interests, securities or assets proposed to be purchased by Tencent Group on the same terms and conditions set forth in the Tencent Offer (the “AIL Option”), by paying a deposit in the same amount as the Tencent Deposit to the Company within twenty-five (25) calendar days after its receipt of the Sale Notice and the Evidence of Receipt (the “AIL Notice Period”), provided that the Company shall have first entered into a written term sheet or other similar document with AIL (the “AIL Offer”).

If AIL decides to exercise the AIL Option, all the commercially reasonable indemnification, penalty and other similar payment payable by the Company and the shareholders of the Company (if the shareholders are parties to the Tencent Offer) to Tencent Group under the Tencent Offer for not completing the transaction contemplated thereunder (the “Tencent Indemnification”), the total amount of which shall be no more than the Tencent Deposit plus its accrued interests during the AIL Notice Period, if any, calculated using the then effective base demand deposit interest rate published by the People’s Bank of China, shall be borne by the Company.

If AIL decides to exercise the AIL Option, but the transaction is not completed solely due to AIL’s failure to comply with the AIL Offer or the terms and conditions set forth in the definitive transaction agreements between AIL and the Company (the “AIL Purchase Agreement”), the Company shall not refund the deposit paid by AIL. If the transaction is not completed due to reasons other than AIL’s failure to comply with the AIL Offer or the terms and conditions set forth in the AIL Purchase Agreement, the Company shall refund the deposit paid by AIL, plus its accrued interests calculated using the then effective base demand deposit interest rate published by the People’s Bank of China.

If AIL decides not to exercise the AIL Option, or fails to pay the deposit to the Company pursuant to the AIL Offer within the AIL Notice Period, the Company can proceed with the transaction with Tencent Group upon terms and conditions not more favorable than those set forth in the Sale Notice. If the Company does not enter into any definitive transaction agreement with Tencent Group within the sixty (60) calendar days following the expiration of the AIL Notice Period, or if such agreement is not consummated within ninety (90) calendar days of the execution thereof, AIL’s right of first refusal provided under this Section 7.3(b) shall be deemed to be revived and the Company shall re-deliver a Sale Notice to AIL in accordance with this Section 7.3(b).

(c)	For the avoidance of doubt, the Shareholders agree that without the prior written consent of each holder of the Series B Preferred Shares, the Series C Preferred Shares or the Series D Preferred Shares, as applicable, no Shareholder shall pass resolutions or otherwise take actions to amend, alter or repeal rights, privileges and obligations of the Series B Preferred Shares, Series C Preferred Shares or Series D Preferred Shares, as applicable, or any holder of the Series B Preferred Shares, Series C Preferred Shares or Series D Preferred Shares hereunder, it being understood that rounds of investors further to the current Series A, B, C and D are not deemed to constitute the above amendment, alteration or repeal.

(d)	The Parties acknowledge and agree that (a) the name “Sequoia Capital” is commonly used to describe a variety of entities (collectively, the “Sequoia Entities”) that are affiliated by ownership or operational relationship and engaged in a broad range of activities related to investing and securities trading and (b) notwithstanding any other provision of this Agreement to the contrary, this Agreement shall not be binding on, or restrict the activities of, any (i) Sequoia Entity outside of the Sequoia China Sector Group or (ii) entity primarily engaged in investment and trading in the secondary securities market. For purposes of the foregoing, the “Sequoia China Sector Group” means all Sequoia Entities (whether currently existing or formed in the future) that are principally focused on companies located in, or with connections to, the PRC.

7.4	Meetings of the Board.

Unless otherwise determined by the vote of a majority of the directors then in office, the Board shall meet at least quarterly in accordance with an agreed upon schedule.

7.5	Successor Indemnification.

In the event that the Company or any of its successors or assigns (i) consolidates with or merges into any other entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person or entity, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of the Company assume the obligations of the Company with respect to indemnification of members of the Board as in effect immediately prior to such transaction, whether in the Company’s Articles or elsewhere, as the case may be.

7.6	Business Principles.

The Company agrees and undertakes to the Investors that the business of the Company will be designed and carried on in accordance with the following business principles (collectively, the “Business Principles”), namely, in a way that:

(a)	provides safe and healthy working conditions for its employees and contractors;

(b)	encourages the efficient use of natural resources and promotes the protection of the environment;

(c)	treats all employees fairly in terms of recruitment, progression, remuneration and conditions of work, irrespective of gender, race, color, language, disability, political opinion, age, religion, or national/social origin;

(d)	allows consultative work-place structures and associations that provide employees with an opportunity to present their views to management;

(e)	takes account of the impact of its operations on the local community and seeks to ensure that potentially harmful occupational health and safety, environmental and social effects are properly assessed, addressed and monitored;

(f)	upholds high standards of business integrity and honesty, and operates in accordance with local Laws and international good practice (including those intended to fight extortion, bribery and financial crime);

(g)	implements a social and environmental management system that enables effective identification, management and monitoring of any risks and provides a framework for action; and

(h)	provides for the reporting of the Company’s compliances with the Business Principles in an annual report by the Company to its Board in a manner that allows a reader to make an informed assessment of the business of the Company and, to the extent relevant, its Subsidiary undertakings as against the requirements of the Business Principles.

7.7	Amendment to Restated Control Documents.

In the event that any provision under the Restated Control Documents (as defined in the Purchase Agreement) is ruled by any relevant Governmental Authority as invalid or unenforceable under the Laws of the PRC, the Founders and the Group Companies shall, subject to the Laws of the PRC, use their best efforts to take, or cause to be taken, such action, to execute and deliver, or cause to be executed and delivered, such documents and instruments and to do, or cause to be done, all things necessary, proper or advisable to ensure that substantially all of the income generated by the Domestic Company is consolidated into the WFOE.

7.8	Option to Purchase the Domestic Company.

The Company shall maintain an option, exercisable by the Company or any other entity designated by it at any time after the Closing, to purchase one hundred percent (100%) of the shares or ownership of the Domestic Company, for the lowest price that is in compliance with PRC Law. The shareholders of each of the Group Companies shall return any proceeds from the Company’s exercise of this option to the Company.

7.9	Employee Agreements.

The Company shall cause (i) all the Key Employees employed by it or any Group Company (or engaged by the Company or any Group Company as a consultant/independent contractor) with access to confidential information and/or trade secrets to enter into a non-disclosure and proprietary rights assignment agreement and (ii) each Key Employee to enter into a two (2) year non-competition and non-solicitation agreement.

7.10	Bank Account Signatory.

All accounts holding cash of the Company, the HK Co and capital account ( ) of the WFOE shall be established such that any disbursement in excess of US$3,000,000 shall require the signature of a representative designated by Matrix.

7.11	Qualified IPO.

The Company and Founders undertake to use their best efforts to, within 48 months from the date of Closing (as defined in the Purchase Agreement) to complete a Qualified IPO.

7.12	Termination of Covenants.

The covenants set forth in this Section 7 (other than Section 7.7) shall terminate and be of no further force or effect upon (a) the consummation of a Qualified IPO, or (b) upon the consummation of a Liquidation Event, whichever event shall first occur.

8.	MISCELLANEOUS.

8.1	Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of Hong Kong.

8.2	Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed and delivered by facsimile or other electronic signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.3	Headings and Subheadings.

The headings and subheadings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.4	Notices.

All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the Party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next Business Day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective Parties at their address, or to such email address, facsimile number or address as set forth on Schedule 3 hereto or as subsequently modified by written notice given in accordance with this Section 8.4.

8.5	Costs of Enforcement.

If any Party to this Agreement seeks to enforce its rights under this Agreement by legal proceedings, the non-prevailing Party shall pay all costs and expenses incurred by the prevailing Party, including, without limitation, all reasonable legal advisor’s fees.

8.6	Amendments and Waivers.

Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of (i) the Company, (ii) the Majority Ordinary Holders, and (iii) each of the Investors. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then Outstanding, each future holder of all such Registrable Securities, and the Company. The Company shall give prompt written notice of any amendment or termination hereof or waiver hereunder to any Party hereto that did not consent in writing to such amendment, termination or waiver. Any amendment, termination or waiver effected in accordance with this Section 8.6 shall be binding on all parties hereto, even if they do not execute such consent. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

8.7	Severability.

The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

8.8	Aggregation of Shares.

All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

8.9	Entire Agreement.

This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement between the Parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the Parties are expressly canceled. Without limiting the generality of the foregoing, this Agreement supersedes, in its entirety, the Prior Shareholders’ Agreement, which shall be null and void and have no further force or effect whatsoever as of the date of this Agreement. The Parties hereto hereby irrevocably waive any and all rights that they may have against any other party under the Prior Shareholders’ Agreement.

8.10	Transfers, Successors and Assigns.

(a)	The terms and conditions of this Agreement shall insure to the benefit of and be binding upon the respective successors and assigns of the Parties.

(b)	Each transferee or assignee of the Shares subject to this Agreement shall continue to be subject to the terms hereof, and, as a condition to the Company’s recognizing such transfer, each transferee or assignee shall agree in writing to be subject to each of the terms of this Agreement by executing and delivering an Assumption Agreement substantially in the form attached hereto as Exhibit C. Upon the execution and delivery of an Assumption Agreement by any transferee, such transferee shall be deemed to be a Party hereto as if such transferee’s signature appeared on the signature pages of this Agreement. By execution of this Agreement or of any Assumption Agreement, each of the Parties appoints the Company as its attorney in fact for the purpose of executing any Assumption Agreement that may be required to be delivered under the terms of this Agreement. The Company shall not permit the transfer of the Shares subject to this Agreement on its books or issue a new certificate representing any such Shares unless and until such transferee shall have complied with the terms of this Section 8.10. Each certificate representing the Shares subject to this Agreement if issued on or after the date of this Agreement shall be endorsed by the Company with the legend set forth in Section 8.11.

(c)	Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the Parties or their respective executors, administrators, heirs, successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

8.11	Legend.

(a)	Each certificate representing Shares of the Founder Holdcos issued by the Company shall be endorsed with the following legend:

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO, AND IN CERTAIN CASES PROHIBITED BY, THE TERMS AND CONDITIONS OF A CERTAIN SHAREHOLDERS’ AGREEMENT BY AND AMONG THE SHAREHOLDER, THE COMPANY AND CERTAIN OTHER HOLDERS OF SHARES OF THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

(b)	Each Founder Holdco agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in Section 8.11(a) above to enforce the provisions of this Agreement, and the Company agrees to promptly do so. The legend shall be removed upon termination of this Agreement at the request of the Holder.

8.12	Dispute Resolution.

(a)	Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall first be subject to resolution through consultation of the parties to such dispute, controversy or claim. Such consultation shall begin within seven (7) days after one Party hereto has delivered to the other Parties involved a written request for such consultation. If within thirty (30) days following the commencement of such consultation the dispute cannot be resolved, the dispute shall be submitted to arbitration upon the request of any Party with notice to the other Parties.

(b)	The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the “HKIAC”). There shall be three arbitrators. The complainant and the respondent to such dispute shall each select one arbitrator within thirty (30) days after giving or receiving the demand for arbitration. Such arbitrators shall be freely selected, and the Parties shall not be limited in their selection to any prescribed list. The Chairman of the HKIAC shall select the third arbitrator, who shall be qualified to practice Law in Hong Kong. If either party to the arbitration does not appoint an arbitrator who has consented to participate within thirty (30) days after selection of the first arbitrator, the relevant appointment shall be made by the Chairman of the HKIAC.

(c)	The arbitration proceedings shall be conducted in English. The arbitration tribunal shall apply the Arbitration Rules of the HKIAC in effect at the time of the arbitration. However, if such rules are in conflict with the provisions of this Section 8.12, including the provisions concerning the appointment of arbitrators, the provisions of this Section 8.12 shall prevail.

(d)	The arbitrators shall decide any dispute submitted by the parties to the arbitration strictly in accordance with the substantive Law of Hong Kong and shall not apply any other substantive law.

(e)	Each Party hereto shall cooperate with any party to the dispute in making full disclosure of and providing complete access to all information and documents requested by such party in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on the Party receiving the request.

(f)	The award of the arbitration tribunal shall be final and binding upon the disputing parties, and any party to the dispute may apply to a court of competent jurisdiction for enforcement of such award.

(g)	Any party to the dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

8.13	Delays or Omissions.

No delay or omission to exercise any right, power or remedy accruing to any Party under this Agreement, upon any breach or default of any other Party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Party, shall be cumulative and not alternative.

8.14	Conflict with Articles of Association.

In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of the Company’s Articles or other constitutional documents, the terms of this Agreement shall prevail as between the shareholders of the Company only. The Investors and the Founder Parties shall, notwithstanding the conflict or inconsistency, act so as to effect the intent of this Agreement to the greatest extent possible under the circumstances and shall promptly amend the conflicting constitutional documents to conform to this Agreement to the greatest extent possible.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Shareholders’ Agreement as of the date first above written.

COMPANY:	MOMO TECHNOLOGY COMPANY LIMITED

	By:	/s/ Yan Tang
	Name:	Yan Tang
	Title:	Director

HK CO:	MOMO TECHNOLOGY HK COMPANY LIMITED
( )

	By:	/s/ Yan Tang
	Name:	Yan Tang
	Title:	Director

DOMESTIC COMPANY:	BEIJING MOMO TECHNOLOGY CO., LTD.
( )

	By:	/s/ Yan Tang /common seal/
	Name:	Yan Tang
	Title:	Legal Representative

Affix Seal:

WFOE:	BEIJING MOMO INFORMATION TECHNOLOGY CO., LTD.
( )

	By:	/s/ Yan Tang /common seal/
	Name:	Yan Tang
	Title:	Legal Representative
Affix Seal:

SIGNATURE PAGES TO THE SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Shareholders’ Agreement as of the date first written above.

FOUNDER HOLDCOS:	GALLANT FUTURE HOLDINGS LIMITED

	By:	/s/ Yan Tang

Name:

Title:

JOYOUS HARVEST HOLDINGS LIMITED

By:	/s/ Yong Li

Name:

Title:

FIRST OPTIMAL HOLDINGS LIMITED

By:	/s/ Xiaoliang Lei

Name:

Title:

FAST PROSPEROUS HOLDINGS LIMITED

By:	/s/ Zhiwei Li

Name:

Title:

SIGNATURE PAGES TO THE SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Shareholders’ Agreement as of the date first written above.

FOUNDERS

By:	/s/ Yan Tang
Name:	Yan Tang

By:	/s/ Yong Li
Name:	Yong Li

By:	/s/ Xiaoliang Lei
Name:	Xiaoliang Lei

By:	/s/ Zhiwei Li
Name:	Zhiwei Li

SIGNATURE PAGES TO THE SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Shareholders’ Agreement as of the date first written above.

INVESTOR:	MATRIX PARTNERS CHINA II HONG KONG LIMITED

	By:	/s/ Yibo Shao
Name:
Title:

SIGNATURE PAGES TO THE SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Shareholders’ Agreement as of the date first written above.

INVESTOR:	GOTHIC PARTNERS, L.P.

	By:	/s/ Paul J. Ferri
Name: Paul J. Ferri
Title: General Partner

SIGNATURE PAGES TO THE SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Shareholders’ Agreement as of the date first written above.

INVESTOR:	PJF ACORN I TRUST

	By:	/s/ Jessica Ferri
Name: Jessica Ferri
Title: Trustee

SIGNATURE PAGES TO THE SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Shareholders’ Agreement as of the date first written above.

INVESTOR:	GANSETT PARTNERS, L.L.C

	By:	/s/ Timothy A. Barrows
Name:
Title:

SIGNATURE PAGES TO THE SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Shareholders’ Agreement as of the date first written above.

INVESTOR:	PH MOMO INVESTMENT LTD

	By:	/s/ Guoxiong Cao
Name:
Title:

SIGNATURE PAGES TO THE SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Shareholders’ Agreement as of the date first written above.

INVESTOR:	TENZING HOLDING 2011 LTD.

	By:	/s/ Yibo Shao
Name:
Title:

SIGNATURE PAGES TO THE SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Shareholders’ Agreement as of the date first written above.

INVESTOR:	ALIBABA INVESTMENT LIMITED

	By:	/s/ Zhang Hongping
Name: Zhang Hongping
Title:

SIGNATURE PAGES TO THE SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Shareholders’ Agreement as of the date first written above.

INVESTOR:	DST TEAM FUND LIMITED

	By:	/s/ Sean Hogao
Name: Sean Hogao
Title: Director

SIGNATURE PAGES TO THE SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Shareholders’ Agreement as of the date first written above.

INVESTOR:

/s/ Feini Zheng

FEINI ZHENG

SIGNATURE PAGES TO THE SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Shareholders’ Agreement as of the date first written above.

INVESTOR:	SEQUOIA CAPITAL CHINA INVESTMENT HOLDCO II, LTD.
a Cayman Islands company

	By:	/s/ Kok Wai Yee
Name: Kok Wai Yee
Title: Authorized Signatory

SEQUOIA CAPITAL CHINA GF HOLDCO III-A, LTD.
a Cayman Islands company

By:	/s/ Kok Wai Yee
Name: Kok Wai Yee
Title: Authorized Signatory

SIGNATURE PAGES TO THE SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Shareholders’ Agreement as of the date first written above.

INVESTOR:	SC CHINA GROWTH III CO-INVESTMENT 2014-A, L.P.
a Cayman Islands limited partnership

By: SC China Growth III Management, L.P. a Cayman Islands limited partnership its general partner

By: SC China Holding Limited a Cayman Islands company its general partner

	By:	/s/ Kok Wai Yee
Name: Kok Wai Yee
Title: Authorized Signatory

SIGNATURE PAGES TO THE SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Shareholders’ Agreement as of the date first written above.

INVESTOR	RICH MOON LIMITED

	By:	/s/ Huang Xin
Name: Huang Xin
Title: Director

SIGNATURE PAGES TO THE SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Shareholders’ Agreement as of the date first written above.

INVESTOR	TIGER GLOBAL EIGHT HOLDINGS

By:
Name: Moussa Taujoo
Title: Director

SIGNATURE PAGES TO THE SHAREHOLDERS’ AGREEMENT

SCHEDULE 1

LIST OF INVESTORS

Name	Number of Series A-1 Preferred Shares of the Company	Number of Series A-2 Preferred Shares of the Company	Number of Series A-3 Preferred Shares of the Company	Number of Series B Preferred Shares of the Company	Number of Series C Preferred Shares of the Company	Number of Series D Preferred Shares of the Company
Matrix Partners China II Hong Kong Limited	22,272,730	8,909,090	19,797,980	4,588,600	10,402,497	—
Gothic Partners, L.P.	—	—	—	—	800,192	—
PJF Acorn I Trust	—	—	—	—	800,192	—
Gansett Partners, L.L.C	—	—	—	—	1,600,384	—
PH momo investment Ltd.	—	—	—	—	4,801,153	—
Tenzing Holding 2011 Ltd.	—	—	—	—	1,600,384	—
Feini Zheng	7,298,857	—	—	—	—	—
Alibaba Investment Limited	—	—	—	60,859,813	8,001,920	—
DST Team Fund Limited	—	—	—	4,588,600	8,001,920	—
Sequoia Capital China Investment Holdco II, Ltd.	—	—	—	—	—	2,063,441
Sequoia Capital China GF Holdco III-A, Ltd.	—	—	—	—	—	11,348,923
SC China Growth III Co-Investment 2014-A, L.P.	—	—	—	—	—	5,158,602
Rich Moon Limited	—	—	—	—	—	18,570,966
Tiger Global Eight Holdings	—	—	—	—	—	6,551,424

SCHEDULE 1

SCHEDULE 2(A)

LIST OF FOUNDERS

Name	PRC Identification Number
Yan Tang	***
Yong Li	***
Xiaoliang Lei	***
Zhiwei Li	***

SCHEDULE 2(A)

LIST OF FOUNDER HOLDCOS

Name	Sole Shareholder
Gallant Future Holdings Limited	Yan Tang
Joyous Harvest Holdings Limited	Yong Li
First Optimal Holdings Limited	Xiaoliang Lei
Fast Prosperous Holdings Limited	Zhiwei Li

SCHEDULE 2

SCHEDULE 3

NOTICES

Group Companies and the Founder Parties Address: Level 8 Tower D, Vantone Center, No. 6 Chaoyangmen Outer Ave., Chaoyang District, Beijing, P. R. China 100020	Investors Matrix and Matrix Affiliates

Address:

Suite 08, 20th Floor, One International Finance Centre,

1 Harbour View Street, Central, Hong Kong

Attn: Matrix Partners HK Management Limited

Harry Man

Tel: (852) 3960 6592

Fax: (852) 3669 8008

Email:harry.man@matrixpartners.com.cn;

huadong.wang@matrixpartners.com.cn

Feini Zheng Address: Unit A, 8/F, Urban City Center 45 Nan Chang Road, Shanghai, China 200020

Alibaba Investment Limited

Address:

c/o Alibaba Group Services Limited

26/F, Tower One, Times Square

1 Matheson Street, Causeway Bay

Hong Kong

Attention: Mr. Tim Steinert

Tel: (852) 2215 5100

Fax: (852) 2215 5200

Email: tim.steinert@hk.alibaba-inc.com

DST Team Fund Limited Address: c/o Tulloch & Co 4 Hill Street London W1J 5NE United Kingdom

Sequoia Controlled Entities

Address:

Address:

Suite 2215, 22/F, Two Pacific Place, 88 Queensway

Hong Kong

Telephone: 852-2501-8971

Fax No.: 852-2501-5249

Email: wkok@sequoiacap.com

Contact Person: Kok Wai Yee

SCHEDULE 3

With a copy to: Wilson Sonsini Goodrich & Rosati, P.C. Unit 1001, 10/F Henley Building 5 Queen’s Road Central Hong Kong Fax No.: 852-3972-4999 Contact Person: Weiheng Chen

Rich Moon Limited Address: Room 3501, K. Wah Center, 1010 Huaihaizhong Road Shanghai, 200031, China Telephone: 8621-3127 0909 Fax No.: 8621-3127 1750 Contact Person: Huang Xin

Tiger Global Eight Holdings

Address:

Twenty Seven, Cybercity, Ebene, Mauritius

Attention: Moussa Taujoo

Facsimile: +230-467-4000

With a copy to:

Gunderson Dettmer Stough Villeneuve Franklin &

Hachigian, L.L.P

Address: Suite 2101, Building C

Yintai Center, #2 Jianguomenwai Ave

Beijing 100022 China

Attention: Steven Liu

Fax: + 8610-5680-3889

SCHEDULE 3

SCHEDULE 4

CAPITALIZATION TABLE

Shareholder	Common Shares	Preferred Shares Series A-1/A-2	Preferred Shares Series A-3	Preferred Shares Series B	Preferred Shares Series C	Preferred Shares Series D	Total Issued and Outstanding Shares	% (Issued and Outstanding Shares)	Options (Common Stock)	Fully Diluted Shares	% Fully Diluted Shares
Yan TANG	96,886,370	—	—	—	—	—	96,886,370	29.18%	—	96,886,370	25.71%
Yong LI	16,846,899	—	—	—	—	—	16,846,899	5.07%	—	16,846,899	4.47%
Xiaoliang LEI	9,587,116	—	—	—	—	—	9,587,116	2.89%	—	9,587,116	2.54%
Zhiwei LI	8,028,026	—	—	—	—	—	8,028,026	2.42%	—	8,028,026	2.13%
Matrix	—	31,181,820	19,797,980	4,588,600	10,402,497	—	65,970,897	19.87%	—	65,970,897	17.51%
Matrix Affiliates	—	—	—	—	9,602,305	—	9,602,305	2.89%	—	9,602,305	2.55%
Alibaba	—	—	—	60,859,813	8,001,920	—	68,861,733	20.74%	—	68,861,733	18.27%
DST	—	—	—	4,588,600	8,001,920	—	12,590,520	3.79%	—	12,590,520	3.34%
Sequoia Entity A	—	—	—	—	—	2,063,441	2,063,441	0.62%		2,063,441	0.55%
Sequoia Entity B	—	—	—	—	—	11,348,923	11,348,923	3.42%		11,348,923	3.01%
Sequoia Entity C	—	—	—	—	—	5,158,602	5,158,602	1.55%		5,158,602	1.37%
Yunfeng	—	—	—	—	—	18,570,966	18,570,966	5.59%		18,570,966	4.93%
Tiger						6,551,424	6,551,424	1.97%		6,551,424	1.74%
Option pool	—	—	—	—	—	—	—	0.00%	44,758,220		11.88%
Total	131,348,411	31,181,820	19,797,980	70,037,013	36,008,642	43,693,356	332,067,222	100.00%	44,758,220	376,825,442	100.00%

SCHEDULE 4

EXHIBIT A

DEFINITIONS

For purposes of this Agreement, capitalized terms shall have the meanings set forth in this Exhibit A.

1.	The term “Additional Equity Securities” means any security issued by the Company after the Closing, including (i) the Ordinary Share; (ii) warrant, option and rights exercisable for Ordinary Shares or securities convertible into or exchangeable for Ordinary Share, including, without limitation, the Preferred Share; provided that the term “Additional Equity Securities” does not include (i) Employee Compensation Share (as defined in the Articles); (ii) securities issued upon conversion of the Preferred Shares; (iii) securities issued as a dividend or distribution on the Preferred Shares; (iv) securities issued in connection with any share split, share dividend, combination, recapitalization or other similar transaction of the Company; or (v) warrants or options to purchase securities granted to strategic partners of the Company in connection with mergers and acquisitions of other companies.

2.	The term “AIL” means Alibaba Investment Limited.

3.	The term “AIL Directors” has the meaning ascribed to such term in Section 5.1(a).

4.	The term “AIL Notice Period” has the meaning ascribed to such term in Section 7.3(b)(ii).

5.	The term “AIL Offer” has the meaning ascribed to such term in Section 7.3(b)(ii).

6.	The term “AIL Option” has the meaning ascribed to such term in Section 7.3(b)(ii).

7.	The term “AIL Purchase Agreement” has the meaning ascribed to such term in Section 7.3(b)(ii).

8.	The term “Affiliate” means, with respect to any individual, corporation, partnership, association, trust, or any other entity, any Person which, directly or indirectly, controls, is controlled by or is under common control with such Person, including, without limitation any general partner, limited partner, officer or director of such Person and any venture capital fund now or hereafter existing which is controlled by or under common control with one or more general partners or shares the same management company with such Person.

9.	The term “Agreement” has the meaning ascribed to such term in the Preamble to this Agreement.

10.	The term “Articles” means the Seventh Amended and Restated Memorandum of Association (the “Memorandum”) and the Seventh Amended and Restated Articles of Association of the Company, as amended from time to time.

EXHIBIT A

11.	The term “Board” or “Board of Director” means the Company’s Board of Directors.

12.	The term “Board Observer” has the meaning ascribed to such term in Section 5.1(f).

13.	The term “Budget” has the meaning ascribed to such term in Section 3.1(c).

14.	The term “Business Day” means any day, other than a Saturday, Sunday or other day on which the commercial banks in Beijing, New York or Hong Kong are authorized or required to be closed for the conduct of regular banking business.

15.	The term “Business Principles” has the meaning ascribed to such term in Section 7.6.

16.	The term “CFC” has the meaning ascribed to such term in Section 3.3(c).

17.	The term “Closing” means the closing of the sale and purchase of certain Series D Preferred Shares in accordance with the Purchase Agreement.

18.	The term “Code” has the meaning ascribed to such term in Section 3.3(a).

19.	The term “Company” means Momo Technology Company Limited, a company duly incorporated with limited liability and validly existing under the Laws of the British Virgin Islands.

20.	The term “Companies Act” means the British Virgin Islands Business Companies Act, 2004.The term “Co-Sale Eligible Holder” has the meaning ascribed to such term in Section 6.3(a).

21.	The term “Co-Sale Eligible Shares” has the meaning ascribed to such term in Section 6.3(a).

22.	The term “Co-Sale Period” has the meaning ascribed to such term in Section 6.3(a).

23.	The term “Director” means a director on the Board.

24.	The term “Domestic Company” has the meaning ascribed to such term in the Preamble to this Agreement.

25.	The term “DST” means DST Team Fund Limited.

26.	The term “Eligible Holder” has the meaning ascribed to such term in Section 6.2(a).

27.	The term “Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, or any comparable law of any other jurisdiction in which the Company’s Shares are subject to regulation.

28.	The term “Exercising Co-Sale Holder” has the meaning ascribed to such term in Section 6.3(b).

29.	The term “Exercising Eligible Holder” has the meaning ascribed to such term in Section 6.2(d).

EXHIBIT A

30.	The term “Exercise Notice” has the meaning ascribed to such term in Section 6.2(c).

31.	The term “Form F-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

32.	The term “Evidence of Receipt” has the meaning ascribed to such term in Section 7.3(b)(ii).

33.	The term “Fully-Exercising Holder” has the meaning ascribed to such term in Section 4.1(b).

34.	The term “Founder” or “Founders” means the Persons named on Schedule 2(A) hereto.

35.	The term “Founder Holdco” or “Founder Holdcos” means the Persons named on Schedule 2(B) hereto and the respective transferees of such Persons’ Shares pursuant to Section 6 hereof.

36.	The term “Governmental Authority” means the government of any nation, province, state, city, locality or other political subdivision of any thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, regulation or compliance, and any corporation or other entity owned or controlled, through share or capital ownership or otherwise, by any of the foregoing.

37.	The term “Group Companies” means the Company, the WFOE, the Domestic Company, the HK Co, and any other direct or indirect Subsidiary of a Group Company collectively, and a Group Company means any one of them.

38.	The term “HK Co” has the meaning ascribed to such term in the Preamble to this Agreement.

39.	The term “HKIAC” has the meaning ascribed to such term in Section 8.12(b).

40.	The term “Holder” means any Person owning or having the rights to acquire Registrable Securities or any permitted assignee of record of such Registrable Securities to whom rights under Exhibit B have been duly assigned in accordance with this Agreement.

41.	The term “Hong Kong” means the Hong Kong Special Administrative Region of the PRC.

42.	The term “IFRS” means the International Financial Reporting Standards in effect from time to time.

43.	The term “Immediate Family Member” means a child, stepchild, grandchild, parent, step-parent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a person referred to herein.

EXHIBIT A

44.	The term “Initiating Holders” has the meaning ascribed to such term in Section 2.2(a) of Exhibit B.

45.	The term “Investor” or “Investors” means the persons named on Schedule 1 hereto.

46.	The term “Investor Notice Period” has the meaning ascribed to such term in Section 6.2(c).

47.	The term “IPO” means the Company’s first underwritten public offering of its Ordinary Shares and listing on an internationally-recognized securities exchange.

48.	The term “Key Employee” has the meaning set forth in the Purchase Agreement.

49.	The term “Liquidation Event” has the meaning ascribed to such term in Clause 9(b)(ii) of the Articles.

50.	The term “Law” means any constitutional provision, statute or other law, rule, regulation, official policy or interpretation of any Governmental Authority and any injunction, judgment, order, ruling, assessment or writ issued by any Governmental Authority.

51.	The term “Majority Ordinary Holders” shall mean the holders of at least fifty percent (50%) of the then outstanding ordinary shares.

52.	The term “Majority Preferred Holders” shall mean the holders of at least fifty percent (50%) of the then outstanding (i) Series A-1, A-2 and A-3 Preferred Shares, (ii) Series B Preferred Shares held by Matrix only, (iii) Series C Preferred Shares held by Matrix only, and (iv) Series D Preferred Shares, voting together as a single class, including any Ordinary Shares issued or issuable upon conversion of the foregoing.

53.	The term “Matrix” shall mean Matrix Partners China II Hong Kong Limited, Matrix Affiliates and its affiliated or successor funds, companies or entities.

54.	The term “Matrix Affiliates” means Gothic Partners, L.P., PJF Acorn I Trust, Gansett Partners, L.L.C, PH momo investment Ltd. and Tenzing Holding 2011 Ltd.

55.	The term “Matrix Directors” has the meaning ascribed to such term in Section 5.1(b).

56.	The term “Offer Notice” has the meaning ascribed to such term in Section 4.1(a).

57.	The term “Offered Securities” has the meaning ascribed to such term in Section 4.1.

58.	The term “Offerees” has the meaning ascribed to such term in Section 4.1.

59.	The term “Offered Securities” has the meaning ascribed to such term in Section 4.1.

60.	The term “on an as converted basis” shall mean assuming the conversion, exercise and exchange of all securities, directly or indirectly, convertible, exercisable or exchangeable into or for Ordinary Shares, including without limitation the Preferred Shares.

EXHIBIT A

61.	The term “Ordinary Shares” means ordinary shares of the Company, par value US$0.0001 per share.

62.	The term “Ordinary Share Directors” has the meaning ascribed to such term in Section 5.1(e).

63.	The term “Party” or “Parties” shall mean the parties to this Agreement, as set forth in the Preamble.

64.	The term “Person” means any natural person, firm, partnership, association, corporation, company, trust, public body or government.

65.	The term “PFIC” has the meaning ascribed to such term in Section 3.3(a).

66.	The term “PRC” means the People’s Republic of China, which for purposes of this Agreement excludes Hong Kong, the Macau Special Administrative Region and Taiwan.

67.	The term “Preferred Shares” means, collectively, the Series A-1 Preferred Shares of par value US$0.0001 per share of the Company, the Series A-2 Preferred Shares of par value US$0.0001 per share of the Company, the Series A-3 Preferred Shares of par value US$0.0001 per share of the Company, the Series B Preferred Shares of par value US$0.0001 per share of the Company, the Series C Preferred Shares of par value US$0.0001 per share of the Company and the Series D Preferred Shares of par value US$0.0001 per share of the Company.

68.	The term “Prior Shareholders’ Agreement” has the meaning ascribed to such term in the Recitals to this Agreement.

69.	The term “Prohibited Transfer” has the meaning ascribed to such term in Section 6.5(c).

70.	The term “Proposed Transfer” has the meaning ascribed to such term in Section 6.1(a).

71.	The term “Proposed Transfer Notice” has the meaning ascribed to such term in Section 6.2(b).

72.	The term “Prospective Transferee” has the meaning ascribed to such term in Section 6.2(a).

73.	The term “Purchase Agreement” has the meaning ascribed to such term in Recitals.

74.	The term “QEF Election” has the meaning ascribed to such term in Section 3.3(a).

75.	The term “Qualified IPO” means a firm commitment underwritten registered public offering by the Company of its Ordinary Shares on the NASDAQ National Market System in the United States or in Hong Kong or any other exchange in any other jurisdiction (on any combination of such exchanges and jurisdictions) acceptable to the Majority Preferred Holders with aggregate offering proceeds (before deduction of fees, commissions or expenses) to the Company and selling shareholders, if any, of not less than US$50,000,000 (or any cash proceeds of other currency of equivalent value).

EXHIBIT A

76.	The term “Refused Securities” has the meaning ascribed to such term in Section 4.1(c)

77.	The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement which is in a form which complies with, and is declared effective by the SEC in accordance with, the Securities Act.

78.	The term “Registrable Securities” means: (1) any Ordinary Shares of the Company issued or issuable pursuant to conversion of any Preferred Shares, (2) any Ordinary Shares of the Company issued (or issuable upon the conversion or exercise of any warrant, right or other security which is issued) as a dividend or other distribution with respect to, or in exchange for or in replacement of, any Preferred Shares, and (3) any other Ordinary Shares owned or hereafter acquired by the Investors excluding any Shares sold by a Person in a transaction in which rights under Exhibit B are not assigned in accordance with this Agreement and any Shares which are sold in a registered public offering under the Securities Act or analogous statute of another jurisdiction, or sold pursuant to SEC Rule 144 promulgated under the Securities Act or analogous rule of another jurisdiction.

79.	The term “Registrable Securities then Outstanding” means the number of Ordinary Shares of the Company that are Registrable Securities and are then issued and outstanding, issuable upon conversion of Preferred Shares then issued and outstanding or issuable upon conversion or exercise of any warrant, right or other security then outstanding.

80.	The term “Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 2, 3 and 4 of Exhibit B, including, without limitation, all registration and filing fees, printing expenses, fees, and disbursements of counsel for the Company, reasonable fees and disbursements of one (1) counsel for the Holders, “blue sky” fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

81.	The term “Request Notice” has the meaning ascribed to such term in Section 2.1 of Exhibit B.

82.	The term “Right of Co-Sale” has the meaning ascribed to such term in Section 6.3(a).

83.	The term “Right of First Refusal” has the meaning ascribed to such term in Section 6.2(a).

84.	The term “Sale of the Company” has the meaning ascribed to such term in Section 5.4.

85.	The term “Sale Notice” has the meaning ascribed to such term in Section 7.3(b)(ii).

86.	The term “SEC” means the United States Securities and Exchange Commission, or comparable regulatory authority in any other jurisdiction having oversight over the trading of the Company’s Shares.

87.	The term “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act (or comparable law in a jurisdiction other than the United States).

EXHIBIT A

88.	The term “SEC Rule 144(k)” means Rule 144(k) promulgated by the SEC under the Securities Act (or comparable law in a jurisdiction other than the United States).

89.	The term “Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (or comparable law in a jurisdiction other than the United States).

90.	The term “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to Sections 2, 3 and 4 of Exhibit B.

91.	The term “Selling Shareholder” has the meaning ascribed to such term in Section 5.4(b).

92.	The term “Sequoia” means Sequoia Capital China Investment Holdco II, Ltd., Sequoia Capital China GF Holdco III-A, Ltd. and SC China Growth III Co-Investment 2014-A, L.P.

93.	The term “Sequoia Director” has the meaning ascribed to such term in Section 5.1(c).

94.	The term “Series A-1 Preferred Share” shall mean the Series A-1 Preferred Shares of the Company par value US$0.0001 each.

95.	The term “Series A-2 Preferred Shares” means Series A-2 Preferred Shares of the Company par value of US$0.0001 each.

96.	The term “Series A-3 Preferred Shares” means Series A-3 Preferred Shares of the Company par value of US$0.0001 each.

97.	The term “Series B Preferred Shares” means Series B Preferred Shares of the Company par value of US$0.0001 each.

98.	The term “Series C Preferred Shares” means Series C Preferred Shares of the Company par value of US$0.0001 each.

99.	The term “Series D Investors” means Sequoia and Yunfeng.

100.	The term “Series D Preferred Shares” means Series D Preferred Shares of the Company par value of US$0.0001 each.

101.	The term “Shareholder” shall mean each of the Founder Holdcos and the Investors.

102.	The term “Shares” means (i) Ordinary Shares (whether now outstanding or hereafter issued in any context), (ii) Ordinary Shares issued or issuable upon conversion of the Preferred Shares and (iii) Ordinary Shares issued or issuable upon exercise or conversion, as applicable, of share options, warrants or other convertible securities of the Company, in each case now owned or subsequently acquired by any Founder, any Investor, or their respective successors or permitted transferees or assigns.

103.	The term “Share Plan” has the meaning ascribed to such term in Section 7.1

EXHIBIT A

104.	The term “Subsidiary” or “subsidiary” means, as of the relevant date of determination, with respect to any Person (the “subject entity”), (i) any Person: (1) more than 50% of whose shares or other interests entitled to vote in the election of directors or (2) more than a fifty percent (50%) interest in the profits or capital of such Person are owned or controlled directly or indirectly by the subject entity or through one (1) or more Subsidiaries of the subject entity, (ii) any Person whose assets, or portions thereof, are consolidated with the net earnings of the subject entity and are recorded on the books of the subject entity for financial reporting purposes in accordance with U.S. GAAP or IFRS, or (iii) any Person with respect to which the subject entity has the power to otherwise direct the business and policies of that entity directly or indirectly through another subsidiary. For the avoidance of doubt, the Subsidiaries of the Company shall include the Group Companies.

105.	The term “Tencent Deposit” has the meaning ascribed to such term in Section 7.3(b)(ii).

106.	The term “Tencent Group” has the meaning ascribed to such term in Section 7.3(b)(i).

107.	The term “Tencent Indemnification” has the meaning ascribed to such term in Section 7.3(b)(ii).

108.	The term “Tencent Offer” has the meaning ascribed to such term in Section 7.3(b)(ii).

109.	The term “Tiger” means Tiger Global Eight Holdings.

110.	The term “Transfer Shares” has the meaning ascribed to such term in Section 6.2(a)

111.	The term “Transferor” has the meaning ascribed to such term in Section 6.2(a).

112.	The term “Undersubscription Notice” has the meaning ascribed to such term in Section 6.2(d).

113.	The term “United States Person” means any person described in Section 7701(a)(30) of the Code.

114.	The term “Unsubscribed Shares” has the meaning ascribed to such term in Section 6.2(d)

115.	The term “US$” means the United States dollar, the lawful currency of the United States of America.

116.	The term “US GAAP” mean the generally accepted accounting principles in the United States of America.

117.	The term “U.S. Investor” means (A) any Investor that is a United States Person and (B) any Investor, one or more of the owners of which are, or controlled by, United States Persons.

118.	The term “Violation” has the meaning ascribed to such term in Section 8.1 of Exhibit B.

EXHIBIT A

119.	The term “WFOE” has the meaning ascribed to such term in the Preamble to this Agreement.

120.	The term “Yunfeng” means Rich Moon Limited.

121.	The term “Yunfeng Director” has the meaning ascribed to such term in Section 5.1(d).

EXHIBIT A

EXHIBIT B

REGISTRATION RIGHTS

1.	Applicability of Rights; Non-U.S. Registrations.

1.1	The Holders shall be entitled to the following rights with respect to any potential public offering of the Company’s Ordinary Shares in the United States and shall be entitled to reasonably analogous or equivalent rights with respect to any other offering of Company securities in any other jurisdiction pursuant to which the Company undertakes to publicly offer or list such securities for trading on a recognized securities exchange.

1.2	For purposes of this Agreement and Exhibit B, reference to registration of securities under the Securities Act and the Exchange Act shall be deemed to mean the equivalent registration in a jurisdiction other than the United States as designated by such Holders, it being understood and agreed that in each such case all references in this Agreement to the Securities Act, the Exchange Act and rules, forms of registration statements and registration of securities thereunder, U.S. law and the SEC, shall be deemed to refer, to the equivalent statutes, rules, forms of registration statements, registration of securities and laws of and equivalent government authority in the applicable non-U.S. jurisdiction.

2.	Demand Registration.

2.1	Request by Holders.

If the Company shall, at any time after the earlier of (i) the fourth anniversary after the Closing or (ii) following the taking effect of a registration statement for a Qualified IPO, receive a written request from the Holders of at least ten percent (10%) of the Registrable Securities then Outstanding that the Company file a registration statement under the Securities Act covering the registration of at least ten percent (10%) of the Registrable Securities pursuant to this Section 2, (or any lesser percentage if the anticipated gross receipts from the offering are to exceed US$1,000,000) then the Company shall, within ten (10) Business Days of the receipt of such written request, give written notice of such request (the “Request Notice”) to all Holders, and use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered and included in such registration by written notice given by such Holders to the Company within twenty (20) days after receipt of the Request Notice, subject only to the limitations of this Section 2; provided that the Company shall not be obligated to effect any such registration if the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act pursuant to this Section 2 or Section 4 or in which the Holders had an opportunity to participate pursuant to the provisions of Section 3, other than a registration from which the Registrable Securities of the Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Sections 2.2(b) or 3.2(b).

EXHIBIT B

2.2	Underwriting.

(a)	If the Holders initiating the registration request under this Section 2 (the “Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 2 and the Company shall include such information in the Request Notice. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities being registered and reasonably acceptable to the Company.

(b)	Notwithstanding any other provision of this Section 2, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten then the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated (i) first, to the Investors on a pro rata basis according to the number of Registrable Securities then Outstanding held by the Investors requesting registration and (ii) then, to the other Holders of Registrable Securities on a pro rata basis according to the number of Registrable Securities then Outstanding held by each such Holder requesting registration; provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities are first entirely excluded from the underwriting and registration including, without limitation, all shares that are not Registrable Securities and are held by any other person, including, without limitation, any person who is an employee, officer or director of the Company or any subsidiary of the Company; provided further, that at least twenty-five percent (25%) of shares of Registrable Securities requested by the Holders to be included in such underwriting and registration shall be so included. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

2.3	Maximum Number of Demand Registrations.

The Company shall not be obligated to effect more than two (2) such registrations pursuant to this Section 2.

EXHIBIT B

2.4	Deferral.

Notwithstanding the foregoing, if the Company shall furnish to Holders requesting registration pursuant to this Section 2, a certificate signed by the president or chief executive officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such registration statement to be filed at such time, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than twice in any twelve (12) month period; provided further, that the Company shall not register any other of its shares during such twelve (12) month period. A demand right shall not be deemed to have been exercised until such deferred registration shall have been effected.

3.	Piggyback Registrations.

3.1	The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any registration under Section 2 or Section 3 of this Exhibit B or to any employee benefit plan or a corporate reorganization) and shall afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

3.2	Underwriting.

(a)	If a registration statement under which the Company gives notice under this Section 3 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder’s Registrable Securities to be included in a registration pursuant to this Section 3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting.

EXHIBIT B

(b)	Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company, second, to each of the Investors requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of shares of Registrable Securities then held by the Investors, third, to the other Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of shares of Registrable Securities then held by each such Holder and fourth, to holders of other securities of the Company; provided, however, that the right of the underwriter(s) to exclude shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that (i) the number of Registrable Securities included in any such registration is not reduced below twenty-five percent (25%) of the aggregate number of shares of Registrable Securities for which inclusion has been requested; and (ii) all shares that are not Registrable Securities and are held by any other person, including, without limitation, any person who is an employee, officer or director of the Company (or any Subsidiary of the Company) shall first be excluded from such registration and underwriting before any Registrable Securities are so excluded, unless otherwise approved by the holders of a majority of the Registrable Securities. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

3.3	Not Demand Registration.

Registration pursuant to this Section 3 shall not be deemed to be a demand registration as described in Section 2 above. There shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 3.

4.	Form F-3 Registration.

In case the Company shall receive from any Holder or Holders of at least ten percent (10%) of all Registrable Securities then Outstanding a written request or requests that the Company effect a registration on Form F-3 (or an equivalent registration in a jurisdiction outside of the United States) and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company will:

EXHIBIT B

4.1	Notice.

Promptly give written notice of the proposed registration and the Holder’s or Holders’ request therefor, and any related qualification or compliance, to all other Holders of Registrable Securities; and

4.2	Registration.

As soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after the Company provides the notice contemplated by Section 4.1; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 4:

(a)	if Form F-3 is not available for such offering by the Holders;

(b)	if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than US$1,000,000;

(c)	if the Company shall furnish to the Holders a certificate signed by the president or chief executive officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its shareholders for such Form F-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form F-3 registration statement no more than once during any twelve (12) month period for a period of not more than sixty (60) days after receipt of the request of the Holder or Holders under this Section 4; provided that the Company shall not register any of its other shares during such sixty (60) day period.

(d)	if the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act other than a registration from which the Registrable Securities of Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Sections 2.2 and 3.2; or

(e)	in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

4.3	Not a Demand Registration.

Form F-3 registrations shall not be deemed to be demand registrations as described in Section 2 above. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 4.

EXHIBIT B

4.4	Underwriting.

If the Holders of Registrable Securities requesting registration under this Section 4 intend to distribute the Registrable Securities covered by their request by means of an underwriting, the provisions of Section 2.2 shall apply to such registration.

5.	Expenses.

All Registration Expenses incurred in connection with any registration pursuant to Sections 2, 3 or 4 (but excluding Selling Expenses) shall be borne by the Company. Each Holder participating in a registration pursuant to Sections 2, 3 or 4 shall bear such Holder’s proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all Selling Expenses or other amounts payable to underwriter(s) or brokers, in connection with such offering by the Holders. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered, unless the Holders of a majority of the Registrable Securities then Outstanding agree that such registration constitutes the use by the Holders of one (1) demand registration pursuant to Section 2; provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company not known to the Holders at the time of their request for such registration and have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, then the Holders shall not be required to pay any of such expenses and such registration shall not constitute the use of a demand registration pursuant to Section 2.

6.	Obligations of the Company.

Whenever required to effect the registration of any Registrable Securities under this Agreement the Company shall, as expeditiously as reasonably possible:

6.1	Registration Statement.

Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to ninety (90) days or, in the case of Registrable Securities registered under Form F-3 in accordance with Rule 415 under the Securities Act or a successor rule, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such ninety (90) day period shall be extended for a period of time equal to the period any Holder refrains from selling any securities included in such registration at the request of the underwriter(s), and (ii) in the case of any registration of Registrable Securities on Form F-3 which are intended to be offered on a continuous or delayed basis, such ninety (90) day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold.

EXHIBIT B

6.2	Amendments and Supplements.

Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

6.3	Prospectuses.

Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

6.4	Blue Sky.

Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

6.5	Underwriting.

In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering.

6.6	Notification.

Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of (i) the issuance of any stop order by the SEC in respect of such registration statement, or (ii) the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

6.7	Opinion and Comfort Letter.

Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriter(s) for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) letters dated as of (1) the effective date of the registration statement covering such Registrable Securities and (2) the closing date of the offering from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

EXHIBIT B

7.	Furnish Information.

It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2, 3 or 4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to timely effect the Registration of their Registrable Securities.

8.	Indemnification.

In the event any Registrable Securities are included in a registration statement under Sections 2, 3 or 4:

8.1	By the Company.

To the extent permitted by law, the Company shall indemnify and hold harmless each Holder, its partners, officers, directors, legal counsel, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other United States federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):

(a)	any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

(b)	the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

(c)	any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any United States federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any United States federal or state securities law in connection with the offering covered by such registration statement;

EXHIBIT B

and the Company will reimburse each such Holder, its partner, officer, director, legal counsel, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 8.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder or any partner, officer, director, counsel, underwriter or controlling person of such Holder.

8.2	By Selling Holders.

To the extent permitted by law, each selling Holder will, if Registrable Securities held by Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors, officers, legal counsel or any person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, legal counsel, controlling person, underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other United States federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 8.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further, that in no event shall any indemnity under this Section 8.2 exceed the net proceeds received by such Holder in the registered offering out of which the applicable Violation arises.

EXHIBIT B

8.3	Notice.

Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnified party under this Section 8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section 8 to the extent the indemnifying party is prejudiced as a result thereof, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 8.

8.4	Contribution.

In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any indemnified party makes a claim for indemnification pursuant to this Section 8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any indemnified party in circumstances for which indemnification is provided under this Section 8; then, and in each such case, the indemnified party and the indemnifying party will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying Party and of the indemnified Party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying Party or by the indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case: (A) no Holder will be required to contribute any amount in excess of the net proceeds to such Holder from the sale of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

EXHIBIT B

8.5	Survival.

The obligations of the Company and Holders under this Section 8 shall survive the completion of any offering of Registrable Securities in a registration statement, regardless of the expiration of any statutes of limitation or extensions of such statutes. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

9.	No Registration Rights to Third Parties.

Without the prior written consent of the Holders of a majority in interest of the Registrable Securities then Outstanding, the Company covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any person or entity any registration rights of any kind (whether similar to the demand, “piggyback” or Form F-3 registration rights described in this Exhibit B, or otherwise) relating to any securities of the Company which are senior to, or on a parity with, those granted to the Holders of Registrable Securities.

10.	Rule 144 Reporting.

With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration or pursuant to a registration on Form F-3, after such time as a public market exists for the Ordinary Shares, the Company agrees to:

10.1	Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

10.2	File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

10.3	So long as a Holder owns any Registrable Securities, to furnish to such Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the Company’s initial public offering), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or its qualification as a registrant whose securities may be resold pursuant to Form F-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to Form F-3.

EXHIBIT B

11.	Market Stand-Off.

Each Shareholder agrees that, so long as it holds any voting securities of the Company, upon request by the Company or the underwriters managing the initial public offering of the Company’s securities, it will not sell or otherwise transfer or dispose of any securities of the Company (other than those permitted to be included in the registration and other transfers to Affiliates permitted by law) without the prior written consent of the Company or such underwriters, as the case may be, for a period of time specified by the representative of the underwriters not to exceed one hundred and eighty (180) days from the effective date of the registration statement covering such initial public offering or the pricing date of such offering as may be requested by the underwriters. The foregoing provision of this Section 11 shall not apply to the sale of any securities of the Company to an underwriter pursuant to any underwriting agreement, and shall only be applicable to the Holders if all officers, directors and holders of one percent (1%) or more of the Company’s outstanding share capital enter into similar agreements, and if the Company or any underwriter releases any officer, director or holder of one percent (1%) or more of the Company’s outstanding share capital from his or her sale restrictions so undertaken, then each Holder shall be notified prior to such release and shall itself be simultaneously released to the same proportional extent. The Company shall require all future acquirers of the Company’s securities holding at least one percent (1%) of the then outstanding share capital of the Company to execute prior to a Qualified IPO a market stand-off agreement containing substantially similar provisions as those contained in this Section 11.

EXHIBIT B

EXHIBIT C

FORM OF ASSUMPTION AGREEMENT

THIS ASSUMPTION AGREEMENT is made the     day of             , by and between Momo Technology Company Limited (the “Company”); and <            > (the <“New Investor”><“New Shareholder”>).

The Company and the New Investor shall be referred to collectively as the Parties.

WHEREAS

(A)	As of [—], 2014, the Company, certain existing shareholders of the Company and certain other parties entered into a Third Amended and Restated Shareholders’ Agreement (the “Shareholders Agreement”), attached hereto as Exhibit A.

(B)	The <New Investor><New Shareholder> wishes to acquire an aggregate of <Ordinary Shares> <Preferred Shares> (as defined in the Shareholders Agreement) in the capital of the Company and in accordance with the Shareholders Agreement has agreed to enter into this Assumption Agreement (the “Assumption Agreement”).

(C)	The Company is entering into this Assumption Agreement on behalf of itself and as agent for all the existing Shareholders of the Company.

NOW, THEREFORE, the Parties hereby agree as follows:

1.	INTERPRETATION

In this Assumption Agreement, except as the context may otherwise require, all words and expressions defined in the Shareholders Agreement shall have the same meanings when used herein.

2.	COVENANT

The <New Investor>< New Shareholder > hereby covenants to the Company as trustee for all other persons who are at present or who may hereafter become bound by the Shareholders Agreement, and to the Company itself, to adhere to and be bound by all the duties, burdens and obligations of an party holding <Ordinary Shares> <Preferred Shares> imposed pursuant to the provisions of the Shareholders Agreement and all documents expressed in writing to be supplemental or ancillary thereto as if the <New Investor>< New Shareholder > had been an original party to the Shareholders Agreement as a <New Investor>< New Shareholder > since the date thereof.

3.	ENFORCEABILITY

Each existing Investor, Founder and the Company shall be entitled to enforce the Shareholders Agreement against the <New Investor>< New Shareholder >, and the <New Investor>< New Shareholder > shall be entitled to all rights and benefits of a <New Investor>< New Shareholder > under the Shareholders Agreement in each case as if such <New Investor>< New Shareholder > had been an original party to the Shareholders Agreement since the date hereof.

4.	GOVERNING LAW

This Assumption Agreement shall be governed by and construed under the Laws of Hong Kong, without regard to principles of conflicts of law thereunder.

5.	COUNTERPARTS

This Assumption Agreement may be signed in any number of counterparts which together shall form one and the same agreement.

6.	FURTHER ASSURANCE

Each party agrees to take all such further action as may be reasonably necessary to give full effect to this Assumption Agreement on its terms and conditions.

7.	HEADINGS

The headings used in this Assumption Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

[Reminder of page intentionally left blank]

EXHIBIT C

IN WITNESS whereof the parties have executed and delivered this Assumption9 Agreement on the day and year first hereinbefore mentioned.

COMPANY:	MOMO TECHNOLOGY COMPANY LIMITED

By:
Name:
Capacity:
Address:
Fax:

<NEW INVESTOR:>	< >
< NEW SHAREHOLDER:>
By:
Name:
Title:

[SIGNATURE PAGE TO ASSUMPTION AGREEMENT]

EXHIBIT C